Filed Pursuant to Rule 424(b)(2)
Registration No. 333-272237

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 26, 2023)

$800,000,000 6.375% Fixed-to-Fixed Reset Rate

Junior Subordinated Notes due 2056

We are offering $800,000,000 aggregate principal amount of our 6.375% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2056 (the “notes”). The notes will bear interest (i) from and including August 29, 2025 (the “original issue date”) to, but excluding, April 1, 2031 at the rate of 6.375% per annum and (ii) from and including April 1, 2031, during each Reset Period (as defined herein) at a rate per annum equal to the Five-year U.S. Treasury Rate (as defined herein) as of the most recent Reset Interest Determination Date (as defined herein) plus a spread of 2.632%, to be reset on each Reset Date (as defined herein); provided that the interest rate during any Reset Period will not reset below 6.375% per annum (which is the same interest rate as in effect from and including the original issue date to, but excluding, the First Reset Date (as defined herein) (the “Initial Fixed Period”)), and will mature on April 1, 2056. Interest on the notes will accrue from and including August 29, 2025 and will be payable semi-annually in arrears on April 1 and October 1 of each year, beginning on April 1, 2026.

So long as no event of default (as defined herein) with respect to the notes has occurred and is continuing, we may, at our option, defer interest payments on the notes, from time to time, for one or more deferral periods of up to 20 consecutive semi-annual Interest Payment Periods (as defined herein) each. During any deferral period, interest on the notes will continue to accrue at the then-applicable interest rate on the notes (as reset from time to time on any Reset Date occurring during such deferral period in accordance with the terms of the notes) and, in addition, interest on deferred interest will accrue at the then-applicable interest rate on the notes (as reset from time to time on any Reset Date occurring during such deferral period in accordance with the terms of the notes), compounded semi-annually, to the extent permitted by applicable law. See “Description of the Notes—Option to Defer Interest Payments.”

The notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

At our option, we may redeem notes at the times and at the applicable redemption price described in this prospectus supplement. The notes will be our unsecured obligations and will rank junior and subordinate in right of payment to the prior payment in full of our existing and future Senior Indebtedness (as defined herein). The notes will rank equally in right of payment with our existing $1.0 billion aggregate principal amount of 4.125% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2052, $1.25 billion aggregate principal amount of 6.400% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2054, $1.1 billion aggregate principal amount of 6.875% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2054, $400 million aggregate principal amount of 6.625% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2055, $600 million aggregate principal amount of 6.550% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2055, and $758 million aggregate principal amount of 5.750% Junior Subordinated Notes due 2079 and with any future unsecured indebtedness that we may incur from time to time if the terms of such indebtedness provide that it ranks equally with the notes in right of payment.

The notes are a new issue of securities with no established trading market. We do not intend to apply for the listing or trading of the notes on any securities exchange or trading facility or for inclusion of the notes in any automated quotation system.

Investing in the notes involves risks. See the “Risk Factors” beginning on page S-12 of this prospectus supplement.

	Per Note	Total
Public Offering Price(1)	100.000%	$800,000,000
Underwriting Discount	1.000%	$8,000,000
Proceeds to Sempra (before expenses)(1)	99.000%	$792,000,000

(1)	Plus accrued interest from August 29, 2025, if settlement occurs after that date.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes in book-entry form through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking S.A. and Euroclear Bank S.A./N.V., as operator of the Euroclear System, against payment in New York, New York on or about August 29, 2025.

Joint Book-Running Managers

Barclays	Citigroup	Credit Agricole CIB	MUFG	Santander

BBVA	BMO Capital Markets

August 26, 2025

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering of the notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which does not apply to the notes. If the description of the notes or the offering of the notes varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus issued by us. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell the notes and seeking offers to buy the notes only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and any such free writing prospectus is accurate only as of their respective dates (or such other dates specified therein) and the information contained in documents incorporated by reference is accurate only as of the respective dates (or such other dates specified therein) of those documents, in each case regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or any such free writing prospectus or any sale of the notes. Our business, financial condition, results of operations and prospects may have changed since those dates.

The distribution of this prospectus supplement, the accompanying prospectus and any related free writing prospectus filed with the U.S. Securities and Exchange Commission (the “SEC”) and the offering of the notes in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement, the accompanying prospectus and any such free writing prospectus come should inform themselves about and observe any such restrictions. This prospectus supplement, the accompanying prospectus and any such free writing prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

Notice to Prospective Investors in the European Economic Area

None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129, as amended (the “Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of notes in any Member State of the European Economic Area (the “EEA”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (each, an “EEA Qualified Investor”). Accordingly, any person making or intending to make an offer in any Member State of the EEA of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to EEA Qualified Investors. Neither Sempra nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in the EEA other than to EEA Qualified Investors.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS—The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not an EEA Qualified Investor. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Notice to Prospective Investors in the United Kingdom

None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom (the “UK Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of notes in the United Kingdom will only be made to a legal entity which is a qualified investor under the UK Prospectus Regulation (each, a “UK Qualified Investor”). Accordingly, any person making or intending to make an offer in the United Kingdom of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to UK Qualified Investors. Neither Sempra nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in the United Kingdom other than to UK Qualified Investors.

PROHIBITION OF SALES TO UNITED KINGDOM RETAIL INVESTORS—The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom; or (ii) a customer within the meaning of the provisions of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom (“UK MiFIR”); or (iii) not a UK Qualified Investor. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law in the United Kingdom (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the notes offered hereby is not being made, and this prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, this prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are other persons to whom it may otherwise lawfully be communicated or distributed under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or related materials are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relates will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus, any related free writing prospectus or any other documents and/or materials relating to the issue of the notes offered hereby or any of their contents.

FORWARD-LOOKING STATEMENTS AND MARKET DATA

This prospectus supplement, the accompanying prospectus and the documents they incorporate by reference contain, and any related free writing prospectus issued by us may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions about the future, involve risks and uncertainties, and are not guarantees. Future results may differ materially from those expressed or implied in any forward-looking statement. These forward-looking statements represent our estimates and assumptions only as of the respective dates of the documents in which such forward-looking statements appear. We assume no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise.

Forward-looking statements can be identified by words such as “believe,” “expect,” “intend,” “anticipate,” “contemplate,” “plan,” “estimate,” “project,” “forecast,” “envision,” “should,” “could,” “would,” “will,” “confident,” “may,” “can,” “potential,” “possible,” “proposed,” “in process,” “construct,” “develop,” “opportunity,” “preliminary,” “initiative,” “target,” “outlook,” “optimistic,” “poised,” “positioned,” “maintain,” “continue,” “progress,” “advance,” “goal,” “aim,” “commit,” or similar expressions, or when we discuss our guidance, priorities, strategies, goals, vision, mission, projections, intentions or expectations.

Factors, among others, that could cause actual results and events to differ materially from those expressed or implied in any forward-looking statement include:

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California wildfires, including potential liability for damages regardless of fault and any inability to recover all or a substantial portion of costs from insurance, the wildfire fund established by California Assembly Bill 1054, rates from customers or a combination thereof;

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decisions, denials of cost recovery, audits, investigations, inquiries, ordered studies, regulations, denials or revocations of permits, consents, approvals or other authorizations, renewals of franchises, and other actions, including the failure to honor contracts and commitments, by the (i) California Public Utilities Commission, Comisión Nacional de Energía, U.S. Department of Energy, U.S. Federal Energy Regulatory Commission, U.S. Internal Revenue Service, Public Utility Commission of Texas and other regulatory bodies and (ii) U.S., Mexico and states, counties, cities and other jurisdictions therein and in other countries where we do business;

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the success of business development efforts, construction projects, acquisitions, divestitures, and other significant transactions, including risks related to (i) being able to make a final investment decision, (ii) negotiating pricing and other terms in definitive contracts, (iii) completing construction projects or other transactions on schedule and budget, (iv) realizing anticipated benefits from any of these efforts if completed, (v) obtaining regulatory and other approvals and (vi) third parties honoring their contracts and commitments;

•	changes to our capital expenditure plans and their potential impact on rate base or other growth;

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changes, due to evolving economic, political and other factors, to (i) trade and other foreign policy, including the imposition of tariffs by the U.S. and foreign countries, and (ii) laws and regulations, including those related to tax and the energy industry in the U.S. and Mexico;

•	litigation, arbitration, property disputes and other proceedings;

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cybersecurity threats, including by state and state-sponsored actors, of ransomware or other attacks on our systems or the systems of third parties with which we conduct business, including the energy grid or other energy infrastructure;

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the availability, uses, sufficiency, and cost of capital resources and our ability to borrow money or otherwise raise capital on favorable terms and meet our obligations, which can be affected by, among other things, (i) actions by credit rating agencies to downgrade our credit ratings or place those ratings on negative outlook, (ii) instability in the capital markets, and (iii) fluctuating interest rates and inflation;

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the impact on affordability of San Diego Gas & Electric Company’s (“SDG&E”) and Southern California Gas Company’s (“SoCalGas”) customer rates and their cost of capital and on SDG&E’s, SoCalGas’ and Sempra Infrastructure’s ability to pass through higher costs to customers due to (i) volatility in inflation, interest rates and commodity prices and the imposition of tariffs, (ii) with respect to SDG&E’s and SoCalGas’ businesses, the cost of meeting the demand for lower carbon and reliable energy in California, and (iii) with respect to Sempra Infrastructure’s business, volatility in foreign currency exchange rates;

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the impact of climate policies, laws, rules, regulations, trends and required disclosures, including actions to reduce or eliminate reliance on natural gas, increased uncertainty in the political or regulatory environment for California natural gas distribution companies, the risk of nonrecovery for stranded assets, and uncertainty related to emerging technologies;

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weather, natural disasters, pandemics, accidents, equipment failures, explosions, terrorism, information system outages or other events, such as work stoppages, that disrupt our operations, damage our facilities or systems, cause the release of harmful materials or fires or subject us to liability for damages, fines and penalties, some of which may not be recoverable through regulatory mechanisms or insurance or may impact our ability to obtain satisfactory levels of affordable insurance;

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the availability of electric power, natural gas and natural gas storage capacity, including disruptions caused by failures in the transmission grid or pipeline and storage systems or limitations on the injection and withdrawal of natural gas from storage facilities;

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Oncor Electric Delivery Company LLC’s (“Oncor”) ability to reduce or eliminate its quarterly dividends due to regulatory and governance requirements and commitments, including by actions of Oncor’s independent directors or a minority member director; and

•	other uncertainties, some of which are difficult to predict and beyond our control.

Investing in the notes involves risk. You should review and consider carefully the risks, uncertainties and other factors that affect our businesses and our securities, including the notes, as described herein and in the “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and other sections in our Annual Report on Form 10-K for the year ended December 31, 2024, and in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and other sections in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. These risks, uncertainties and other factors could cause you to suffer a loss of all or part of your investment in the notes. Before making an investment decision, you should carefully consider these factors and risks as well as other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus issued by us. Risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, financial results and the value of the notes.

We caution you not to rely unduly on any forward-looking statements. You should review and carefully consider the risks, uncertainties and other factors that affect our businesses as described herein and in our reports and other documents on file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus issued by us. You may obtain copies of these reports and documents as described under “Where You Can Find More Information” in the accompanying prospectus.

This prospectus supplement, the accompanying prospectus, the documents incorporated and deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus issued by us in connection with this offering may include or incorporate by reference market, demographic and industry data and forecasts that are based on or derived from independent industry publications, publicly available information, government data and other information from third parties or that have been compiled or prepared by our management or employees. We do not guarantee the accuracy or completeness of any of this information, and we have not independently verified any of this information. In addition, market, demographic and industry data and forecasts that may be contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, the documents incorporated and deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus may involve estimates, assumptions and other uncertainties and are subject to change based on various factors, including those discussed under this heading “Forward-Looking Statements and Market Data,” under the heading “Risk Factors” in this prospectus supplement and the accompanying prospectus and under similar headings in documents that are incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. Accordingly, you should not place undue reliance on any of this information.

SUMMARY

The following information supplements, and should be read together with, the information contained in the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference herein and therein. You should carefully read this prospectus supplement and the accompanying prospectus, as well as the documents they incorporate by reference and any related free writing prospectus issued by us, before making an investment decision. References in this prospectus supplement to “Sempra,” “we,” “us” and “our” should be read to refer to Sempra together with its consolidated entities unless otherwise expressly stated or the context otherwise requires, and references in this prospectus supplement to currency amounts are in U.S. dollars.

Sempra

Sempra is a California-based holding company with energy infrastructure investments in North America. Our businesses invest in, develop and operate energy infrastructure, and provide electric and gas services to customers. Sempra was formed in 1998 through a business combination of Enova Corporation and Pacific Enterprises, the holding companies of our regulated public utilities in California: SDG&E, which began operations in 1881, and SoCalGas, which began operations in 1867. We have since expanded our regulated public utility presence into Texas through our 80.25% interest in Oncor and 50% interest in Sharyland Utilities, L.L.C. Our reportable segment Sempra Infrastructure’s assets include investments in the U.S. and Mexico with a focus on liquefied natural gas, energy networks and low carbon solutions. Our mission is to be North America’s premier energy infrastructure company. We are primarily focused on transmission and distribution investments, among other areas, that we believe are capable of producing stable cash flows and earnings visibility, with the goals of delivering safe, reliable and increasingly clean forms of energy affordably to customers and increasing shareholder value. For additional information concerning us, you should refer to the information described under the caption “Where You Can Find More Information” in the accompanying prospectus.

Our principal executive offices are located at 488 8th Avenue, San Diego, California 92101 and our telephone number is (619) 696-2000. Our web site is http://www.sempra.com.

Except for documents that are incorporated by reference in the accompanying prospectus as described therein under “Where You Can Find More Information” and that are available on the SEC website at www.sec.gov, the information contained on, or that can be accessed through, our website or any other website referenced herein is not a part of or incorporated by reference in this prospectus supplement, the accompanying prospectus or any document incorporated or deemed to be incorporated herein or therein.

The Offering

The following summary contains basic information about this offering. It does not contain all the information that is important to you. You should read this prospectus supplement and the accompanying prospectus, the documents incorporated and deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus we may provide you in connection with this offering carefully before making an investment decision.

As used in this section, references to “Sempra,” “we,” “us” and “our” mean Sempra excluding its consolidated entities unless otherwise expressly stated or the context otherwise requires.

Issuer	Sempra

Amount of Notes Offered	$800,000,000 aggregate principal amount of 6.375% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2056 (the “notes”).

Maturity	April 1, 2056.

Interest Rate	The notes will bear interest (i) from and including August 29, 2025 to, but excluding, April 1, 2031 (the “First Reset Date”) at the rate of 6.375% per annum and (ii) from and including the First Reset Date, during each Reset Period at a rate per annum equal to the Five-year U.S. Treasury Rate as of the most recent Reset Interest Determination Date plus a spread of 2.632%, to be reset on each Reset Date; provided that the interest rate during any Reset Period will not reset below 6.375% per annum (which is the same interest rate as in effect during the Initial Fixed Period). For the definitions of the terms “Reset Period,” “Five-year U.S. Treasury Rate,” “Reset Interest Determination Date” and “Reset Date” and for other important information concerning the calculation of interest on the notes, see “Description of the Notes—Interest Rate and Maturity” in this prospectus supplement.

Interest Payment Dates	Subject to our right to defer interest payments as described under “Optional Interest Deferral” below, interest on the notes will be payable semi-annually in arrears on April 1 and October 1 of each year, beginning on April 1, 2026.

Optional Interest Deferral

So long as no event of default with respect to the notes has occurred and is continuing, we may, at our option, defer interest payments on the notes, from time to time, for one or more deferral periods of up to 20 consecutive semi-annual Interest Payment Periods each (each such deferral period, commencing on the interest payment date on which the first such deferred interest payment otherwise would have been made, an “Optional Deferral Period”), except that no such Optional Deferral Period may extend beyond the final maturity date of the notes or end on a day other than the day immediately preceding an interest payment date. In other words, we may declare at our discretion up to a ten-year interest payment moratorium on the notes and may choose to do that on one or more occasions. No interest will be due or payable on the notes during such Optional Deferral Period, except upon a redemption of the notes on any redemption date during such Optional Deferral Period (in which case all accrued and unpaid interest (including, to the extent permitted by applicable law, any compound interest) on the notes to be redeemed to, but excluding, such redemption date will be due and payable on such redemption date), or unless the principal of and interest on the notes shall have been declared due and payable as the result of an event of default with respect to the notes (in which case all accrued and unpaid interest, including to the extent permitted by applicable law, any compound interest, on the notes shall become due and payable). We may elect, at our option, to extend such Optional Deferral Period, so long as the entire Optional Deferral Period does not exceed 20 consecutive Interest Payment Periods or extend beyond the final maturity date of the notes. We may also elect, at our option, to shorten the length of any Optional Deferral Period. We cannot begin a new Optional Deferral Period until we have paid all accrued and unpaid interest on the notes from any previous Optional Deferral Period. During any Optional Deferral Period, interest on the notes will continue to accrue at the then-applicable interest rate on the notes (as reset from time to time on any Reset Date occurring during such Optional Deferral Period in accordance with the terms of the notes). In addition, during any Optional Deferral Period, interest on the deferred interest will accrue at the then-applicable interest rate on the notes (as reset from time to time on any Reset Date occurring during such Optional Deferral Period in accordance with the terms of the notes), compounded semi-annually, to the extent permitted by applicable law. For the definition of the term “event of default,” see “Description of the Notes—Events of Default” in this prospectus supplement, and for the definition of the term “Interest Payment Period” and other important information concerning our right to defer interest payments on the notes, see “Description of the Notes—Option to Defer Interest Payments” in this prospectus supplement.

If we defer payments of interest on the notes, the notes will be treated at that time, solely for purposes of the original issue discount rules, as having been retired and reissued with original issue discount for United States federal income tax purposes. This means that if you are subject to United States federal income taxation on a net income basis, you would be required to include in your gross income for United States federal income tax purposes the deferred interest payments on your notes before you receive any cash, regardless of your regular method of accounting for United States federal income tax purposes. For more information concerning the tax consequences you may have if payments of interest are deferred, see “Risk Factors—Holders of the notes subject to United States federal income taxation may have to pay taxes on interest before they receive payments from us” and “Material United States Federal Income Tax

Considerations—Consequences to U.S. Holders—Exercise of Deferral Option” in this prospectus supplement.

Certain Restrictions during an Optional Deferral Period	During an Optional Deferral Period, we may not do any of the following (subject to exceptions):

•	declare or pay any dividends or distributions on any Capital Stock (as defined in “Description of the Notes—Option to Defer Interest Payments”) of Sempra;

•	redeem, purchase, acquire or make a liquidation payment with respect to any Capital Stock of Sempra;

•	pay any principal, interest or premium on, or repay, repurchase or redeem, any indebtedness of Sempra that ranks equally with or junior to the notes in right of payment; or

•	make any payments with respect to any guarantees by Sempra of any indebtedness if such guarantees rank equally with or junior to the notes in right of payment.

For further important information, including information concerning the exceptions referred to above, see “Description of the Notes—Option to Defer Interest Payments” in this prospectus supplement.

Ranking

The notes will be our unsecured obligations and will rank junior and subordinate in right of payment to the prior payment in full of our existing and future Senior Indebtedness, to the extent and in the manner set forth under the caption “Description of the Notes—Subordination” in this prospectus supplement. For the definition of the term “Senior Indebtedness,” see “Description of the Notes—Subordination” in this prospectus supplement. The notes will rank equally in right of payment with our existing $1.0 billion aggregate principal amount of 4.125% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2052, $1.25 billion aggregate principal amount of 6.400% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2054, $1.1 billion aggregate principal amount of 6.875% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2054, $400 million aggregate principal amount of 6.625% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2055, $600 million aggregate principal amount of 6.550% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2055, and $758 million aggregate principal amount of 5.750% Junior Subordinated Notes due 2079 and with any future unsecured indebtedness that we may incur from time to time if the terms of such indebtedness provide that it ranks equally with the notes in right of payment. The notes will be effectively subordinated in right of payment to any secured indebtedness we have incurred or may incur (to the extent of the value of the collateral securing such secured indebtedness) and will also be effectively subordinated to all existing and future indebtedness and other liabilities and any preferred equity of our subsidiaries. For additional information, see “Risk Factors—The notes are subordinated or effectively subordinated to all other indebtedness of Sempra and its subsidiaries (other than any unsecured indebtedness Sempra has incurred or may in the future incur that ranks junior to or pari passu with the notes, including Sempra’s existing 4.125% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2052, 6.400% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2054, 6.875% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2054, 6.625% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2055, 6.550% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2055, and 5.750% Junior Subordinated Notes due 2079), and the indenture does not limit the aggregate amount of indebtedness that Sempra or its subsidiaries may incur” and “Description of the Notes—Ranking” in this prospectus supplement and “Risk Factors—Risks Related to Sempra—Operational and Structural Risks—Sempra’s ability to pay dividends and meet its obligations largely depends on the performance of its subsidiaries and entities accounted for as equity method investments” in our Annual Report on Form 10-K for the year ended December 31, 2024, incorporated by reference in this prospectus supplement and the accompanying prospectus.

Optional Redemption	At our option, we may redeem some or all of the notes, as applicable, before their maturity, as follows:

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in whole or in part (i) on any day in the period commencing on the date falling 90 days prior to the First Reset Date and ending on and including the First Reset Date and (ii) after the First Reset Date, on any interest payment date, at a redemption price in cash equal to 100% of the principal amount of the notes being redeemed, plus, subject to the terms described in the first paragraph under “Description of the Notes—Redemption—Redemption Procedures; Cancellation of Redemption” in this prospectus supplement, accrued and unpaid interest on the notes to be redeemed to, but excluding, the redemption date;

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in whole but not in part, at any time following the occurrence and during the continuance of a Tax Event (as defined in “Description of the Notes—Redemption—Redemption Following a Tax Event” in this prospectus supplement) at a redemption price in cash equal to 100% of the principal amount of the notes, plus, subject to the terms described in the first paragraph under “Description of the Notes—Redemption—Redemption Procedures; Cancellation of Redemption” in this prospectus supplement, accrued and unpaid interest on the notes to, but excluding, the redemption date; and

•

in whole but not in part, at any time following the occurrence and during the continuance of a Rating Agency Event (as defined in “Description of the Notes—Redemption—Redemption Following a Rating Agency Event” in this prospectus supplement) at a redemption price in cash equal to 102% of the principal amount of the notes, plus, subject to the terms described in the first paragraph under “Description of the Notes—Redemption—Redemption Procedures; Cancellation of Redemption” in this prospectus supplement, accrued and unpaid interest on the notes to, but excluding, the redemption date.

Covenants	The notes and the related indenture will not limit the amount of Senior Indebtedness that Sempra may incur or the amount of other indebtedness or liabilities that Sempra or any of its subsidiaries may incur, and do not contain any financial or other similar restrictive covenants.

Use of Proceeds	We estimate that the net proceeds to us from the sale of the notes will be approximately $792.0 million after deducting the underwriting discount but before deducting estimated offering expenses payable by us. We intend to use the net proceeds from this offering to pay a portion of the cost to redeem all outstanding shares of Sempra’s 4.875% Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock, Series C, subject to approval thereof by the Sempra board of directors.

Conflicts of Interest	For information regarding certain conflicts of interest that may arise from the use of proceeds from the sale of the notes, see “Use of Proceeds,” “Underwriting (Conflicts of Interest)—Other Relationships” and “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

Denomination and Form	The notes will be issued in registered form and in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes initially will be issued in book-entry form and represented by one or more global notes deposited with, or on behalf of, The Depository Trust Company, as depositary (the “Depositary”).

No Listing	The notes are a new series of securities with no established trading market. We do not intend to apply for the listing or trading of the notes on any securities exchange or trading facility or for inclusion of the notes in any automated quotation system.

Risk Factors	See “Risk Factors” in this prospectus supplement and the accompanying prospectus and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of some of the risks and other factors you should carefully consider before deciding to invest in the notes.

RISK FACTORS

Investment in the notes involves risks. You should carefully consider the risks described below and the risk factors and other cautionary language incorporated in this prospectus supplement and the accompanying prospectus by reference to our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q, and any Current Reports on Form 8-K filed (and not furnished) by us with the SEC subsequent to the last day of the fiscal year covered by our most recent Annual Report on Form 10-K and all other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as any free writing prospectus we may provide you in connection with this offering, before acquiring any of the notes. There may be other risks and uncertainties not known to us or that we deem immaterial that also could impair our business operations, financial results and the value of our securities. The occurrence of any of these risks could have a material adverse effect on our results of operations, financial condition, cash flows and/or prospects and might cause you to lose all or part of your investment in the notes. See also “Forward-Looking Statements and Market Data.” In that regard, unless otherwise expressly stated or the context otherwise requires, references to our indebtedness generally or our subordinated indebtedness appearing under this caption “Risk Factors” and the caption “Risk Factors” in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q include the notes offered hereby.

The notes are subordinated or effectively subordinated to all other indebtedness of Sempra and its subsidiaries (other than any unsecured indebtedness Sempra has incurred or may in the future incur that ranks junior to or pari passu with the notes, including Sempra’s existing 4.125% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2052, 6.400% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2054, 6.875% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2054, 6.625% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2055, 6.550% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2055, and 5.750% Junior Subordinated Notes due 2079), and the indenture does not limit the aggregate amount of indebtedness that Sempra or its subsidiaries may incur.

Pursuant to the terms of the indenture, the notes will be subordinated in right of payment to all of Sempra’s existing and future Senior Indebtedness (as defined under “Description of the Notes—Subordination”). This means that, in the event of (a) Sempra’s dissolution, winding-up, liquidation or reorganization, (b) Sempra’s failure to pay any interest, principal or other monetary amounts due on any of its Senior Indebtedness when due (and continuance of that default beyond any applicable grace period) or (c) acceleration of the maturity of any of Sempra’s Senior Indebtedness as a result of a default, Sempra will not be permitted to make any payments on the notes until, in the case of clause (a), all amounts due or to become due on all of its Senior Indebtedness have been paid in full, or, in the case of clauses (b) and (c), all amounts due on its Senior Indebtedness have been paid in full. For additional information about the subordination of the notes to our Senior Indebtedness, see “Description of the Notes—Subordination” in this prospectus supplement. At June 30, 2025, Sempra had approximately $9 billion aggregate principal amount of Senior Indebtedness outstanding. In addition, the notes will be effectively subordinated in right of payment to any secured indebtedness Sempra may in the future incur (to the extent of the value of the collateral securing such secured indebtedness). Due to the subordination of the notes to the Senior Indebtedness of Sempra and the effective subordination of the notes to any secured indebtedness of Sempra, if Sempra’s assets are distributed upon its dissolution, winding-up, liquidation or reorganization, holders of its Senior Indebtedness and any secured indebtedness would likely recover more, ratably, than the holders of the notes, and it is possible that no payments would be made to the holders of the notes.

In addition, the notes are the obligations of Sempra exclusively and are not the obligations of any of its subsidiaries or any entities it accounts for as equity method investments. Because Sempra conducts its operations primarily through its subsidiaries and substantially all of Sempra’s consolidated assets are held by its subsidiaries and entities it does not control, which include equity method investments, the notes will be effectively subordinated in right of payment to all existing and future indebtedness and other liabilities and preferred equity of Sempra’s subsidiaries. At June 30, 2025, Sempra’s subsidiaries had total indebtedness and other liabilities of approximately $48 billion owing to unaffiliated third parties, to which the notes would be effectively subordinated in right of payment. See “Risk Factors—Risks Related to Sempra—Operational and Structural Risks—Sempra’s ability to pay dividends and meet its obligations largely depends on the performance of its subsidiaries and entities accounted for as equity method investments” in our Annual Report on Form 10-K for the year ended December 31, 2024, incorporated by reference in this prospectus supplement and the accompanying prospectus.

The notes will rank equally in right of payment with Sempra’s outstanding 4.125% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2052, 6.400% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2054, 6.875% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2054, 6.625% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2055, 6.550% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2055, and 5.750% Junior Subordinated Notes due 2079 and with any future unsecured indebtedness that Sempra may incur from time to time if the terms of such indebtedness provide that it ranks equally with the notes in right of payment. At June 30, 2025, Sempra had $1.0 billion aggregate principal amount of its 4.125% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2052 outstanding, $1.25 billion aggregate principal amount of its 6.400% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2054 outstanding, $1.1 billion aggregate principal amount of its 6.875% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2054 outstanding, $400 million aggregate principal amount of its 6.625% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2055 outstanding, $600 million aggregate principal amount of its 6.550% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2055 outstanding, and $758 million aggregate principal amount of its 5.750% Junior Subordinated Notes due 2079 outstanding.

The indenture does not limit the amount of Senior Indebtedness or secured indebtedness that may be incurred by Sempra or the amount of other indebtedness or liabilities that may be incurred by Sempra or any of its subsidiaries. The incurrence by Sempra or its subsidiaries of additional indebtedness, including the incurrence of additional Senior Indebtedness or secured indebtedness by Sempra, may have adverse consequences for you as a holder of the notes, including making it more difficult for Sempra to satisfy its obligations with respect to the notes, a loss of all or part of the trading value of your notes and a risk that one or more of the credit ratings of the notes could be lowered or withdrawn. Both Sempra and its subsidiaries expect to incur substantial amounts of additional indebtedness, including Senior Indebtedness, in the future.

Although it is not possible for the interest rate on the notes to decrease below the interest rate as in effect during the Initial Fixed Period, the interest rate on the notes will fluctuate over time.

The interest rate on the notes from their original issue date to the First Reset Date will be 6.375% per annum. Beginning on the First Reset Date, the interest rate on the notes for each Reset Period will equal the Five-year U.S. Treasury Rate as of the most recent Reset Interest Determination Date plus a spread of 2.632%, to be reset on each Reset Date; provided that the interest rate during any Reset Period will not reset below 6.375% per annum (which is the same interest rate as in effect during the Initial Fixed Period). Therefore, although it is not possible for the interest rate to decrease below the interest rate as in effect during the Initial Fixed Period, the interest rate for a given Reset Period subsequent to such Initial Fixed Period could be less than the interest rate for the prior Reset Period. We have no control over the factors that may affect U.S. Treasury rates, including geopolitical, economic, financial, political, regulatory, judicial or other conditions or events.

The historical Five-year U.S. Treasury Rates are not an indication of future Five-year U.S. Treasury Rates.

As noted above, the annual interest rate on the notes for each Reset Period will be set by reference to the Five-year U.S. Treasury Rate as of the most recent Reset Interest Determination Date (provided that the interest rate during any Reset Period will not reset below 6.375% per annum (which is the same interest rate as in effect during the Initial Fixed Period)). In the past, U.S. Treasury rates have experienced significant fluctuations. You should note that historical levels, fluctuations and trends of U.S. Treasury rates are not necessarily indicative of future levels. Any historical upward or downward trend in U.S. Treasury rates is not an indication that U.S. Treasury rates are more or less likely to increase or decrease at any time in the future and you should not take historical U.S. Treasury rates as an indication of future U.S. Treasury Rates.

We can defer interest payments on the notes for one or more Optional Deferral Periods of up to 20 consecutive semi-annual Interest Payment Periods each. This may affect the market price of the notes.

So long as no event of default (as defined below under “Description of the Notes—Events of Default”) with respect to the notes has occurred and is continuing, we may, at our option, defer interest payments on the notes, from time to time, for one or more Optional Deferral Periods of up to 20 consecutive semi-annual Interest Payment Periods each, except that no such Optional Deferral Period may extend beyond the final maturity date of the notes or end on a day other than the day immediately preceding an interest payment date. In other words, we may declare at our discretion up to a ten-year interest payment moratorium on the notes and may choose to do that on one or more occasions. Moreover, following the end of any Optional Deferral Period, if all amounts then due on the notes are paid, we could immediately start a new Optional Deferral Period of up to 20 consecutive semi-annual Interest Payment Periods. No interest will be paid or payable on the notes during any Optional Deferral Period unless we elect, at our option, to redeem notes during such Optional Deferral Period, in which case accrued and unpaid interest to, but excluding, the redemption date will be due and payable on such redemption date only on the notes being redeemed, or unless the principal of and interest on the notes shall have been declared due and payable as a result of an event of default with respect to the notes, in which case all accrued and unpaid interest on the notes shall become due and payable. Instead, interest on the notes would be deferred but would continue to accrue at the then-applicable interest rate on the notes (as reset from time to time on any Reset Date occurring during such Optional Deferral Period in accordance with the terms of the notes). In addition, during any Optional Deferral Period interest on the deferred interest would accrue at the then-applicable interest rate on the notes (as reset from time to time on any Reset Date occurring during such Optional Deferral Period in accordance with the terms of the notes), compounded semi-annually, to the extent permitted by applicable law. If we exercise this interest deferral right, the notes may trade at a price that does not reflect the value of accrued and unpaid interest on the notes or that is otherwise substantially less than the price at which the notes would have traded if we had not exercised such deferral right. If we exercise this interest deferral right and you sell your notes during an Optional Deferral Period, you may not receive the same return on your investment as a holder that continues to hold its notes until we pay the deferred interest following the end of such Optional Deferral Period. In addition, as a result of our right to defer interest payments, the market price of the notes may be more volatile than other securities that do not have these rights.

Holders of the notes subject to United States federal income taxation may have to pay taxes on interest before they receive payments from us.

If we defer interest payments on the notes, a holder of the notes subject to United States federal income tax on a net income basis will be required to accrue interest income for United States federal income tax purposes in respect of such holder’s proportionate share of the accrued but unpaid interest on the notes, even if such holder normally reports income when received. As a result, a holder will be required to include the accrued interest in such holder’s gross income for United States federal income tax purposes even though such holder will not have received any cash. A holder’s adjusted tax basis in a note generally will be increased by such amounts that it was required to include in gross income. In addition, unpaid interest accrued on the notes during an Optional Deferral Period will be payable on the interest payment date immediately following the last day of such Optional Deferral Period. If a holder sells its notes on or before the record date for such interest payment date, then all of the interest accrued on such notes during the Optional Deferral Period will be paid to the person who is the registered owner of those notes at the close of business on such record date, and the holder who sold those notes will not receive from us any of the interest that accrued on those notes during the Optional Deferral Period and that such holder reported as income for tax purposes. Holders should consult with their tax advisors regarding the tax consequences of an investment in the notes. For more information regarding the U.S. tax consequences of purchasing, owning and disposing of the notes, see “Material United States Federal Income Tax Considerations.”

Holders of the notes will have limited rights of acceleration.

Holders of the notes and the trustee under the indenture may accelerate payment of the principal and interest on the notes only upon the occurrence and continuation of certain events of default. Payment of principal and interest on the notes may be accelerated upon the occurrence of an event of default under the indenture related to failure to pay interest within 30 days after it is due, failure to pay principal or premium, if any, on the notes when due, and certain events of bankruptcy, insolvency, receivership or reorganization relating to Sempra (but not its subsidiaries). Holders of the notes and the trustee will not have the right to accelerate payment of the principal or interest on the notes upon the breach of any other covenant in the indenture. See “Description of the Notes—Option to Defer Interest Payments,” “Description of the Notes—Events of Default” and “Description of the Notes—Limitation on Remedies.”

Rating agencies may change their practices for rating the notes, which change may affect the market price of the notes. In addition, we may redeem the notes if a rating agency makes certain changes in the equity credit methodology for securities such as the notes.

The rating agencies that currently or may in the future publish a rating for Sempra, including Moody’s Investors Service, Inc., S&P Global Ratings and Fitch Ratings, Inc., each of which is expected to initially publish a rating of the notes, may, from time to time in the future, change the way they analyze securities with features similar to the notes. This may include, for example, changes to the relationship between ratings assigned to an issuer’s senior securities and ratings assigned to subordinated securities with features similar to the notes. If any rating agencies change their practices for rating these types of securities in the future, and the ratings of the notes are subsequently lowered, the trading price of the notes could be negatively affected. In addition, we may redeem the notes, at our option, in whole but not in part, if a rating agency makes certain changes in the equity credit methodology for securities such as the notes. See “Description of the Notes—Redemption—Redemption Following a Rating Agency Event.”

An active trading market for the notes does not exist and may not develop, and any such market may be illiquid.

The notes are a new issue of securities with no established trading market, and we do not intend to apply for the listing or trading of the notes on any securities exchange or trading facility or for inclusion of the notes in any automated quotation system. We have been informed by the underwriters that they intend to make a market in the notes after the offering is completed. However, the underwriters may cease their market-making at any time. In addition, the liquidity of any trading market in the notes that may develop, and the market prices quoted therefor, may be adversely affected by, among other things, changes in the overall market for this type of security and changes in our financial performance or prospects or the prospects for companies in our industry generally. As a result, an active after-market for the notes may not develop or be sustained and holders of the notes may not be able to sell their notes at favorable prices or at all. The difference between bid and ask prices in any secondary market for the notes could be substantial. Accordingly, no assurance can be given as to the liquidity of, or trading market for, the notes, and holders of the notes may be required to bear the financial risks of an investment in the notes for a significant period of time.

The notes are subject to early redemption.

As described under “Description of the Notes—Redemption,” we may at our option redeem the notes in whole or in part at the times and the applicable redemption price described thereunder. Consequently, we may choose to redeem your notes at a time when prevailing interest rates are lower than the effective interest rate paid on your notes and at times when the trading price of your notes is above the redemption price. You may not be able to reinvest the redemption proceeds in an investment with a return that is as high as the return you would have earned on the notes if they had not been redeemed and with a similar level of investment risk.

Investors should not expect us to redeem the notes on the first or any other date on which they are redeemable.

We may redeem some or all of the notes, at our option, in whole or in part, (i) on any day in the period commencing on the date falling 90 days prior to the First Reset Date and ending on and including the First Reset Date and (ii) after the First Reset Date, on any interest payment date, at a redemption price in cash equal to 100% of the principal amount of the notes being redeemed, plus, subject to the terms described in the first paragraph under “Description of the Notes—Redemption—Redemption Procedures; Cancellation of Redemption” in this prospectus supplement, accrued and unpaid interest on the notes to be redeemed to, but excluding, the redemption date. In addition, the notes may be redeemed by us at our option, in whole but not in part, following the occurrence and during the continuance of either a Tax Event or a Rating Agency Event (as those terms are defined under “Description of the Notes—Redemption” in this prospectus supplement). Any decision we may make at any time to redeem the notes before their final maturity date will depend upon, among other things, the strength of our balance sheet, our results of operations, our access to the capital markets, interest rates, our growth strategy, and general market conditions at such time. Accordingly, while we may decide to do so, investors should not expect us to redeem the notes on the first or any other date on which they are redeemable.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of the notes will be approximately $792.0 million after deducting the underwriting discount but before deducting estimated offering expenses payable by us. We intend to use the net proceeds from this offering to pay a portion of the cost to redeem all outstanding shares of Sempra’s 4.875% Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock, Series C, subject to approval thereof by the Sempra board of directors. We estimate that our expenses for this offering, excluding the underwriting discount, will be approximately $1.4 million.

Pending application of the net proceeds from this offering for the foregoing intended purposes, we expect to invest such net proceeds in various instruments which may include, but would not be limited to, short- and intermediate-term, interest-bearing obligations, including bank deposits and certificates of deposit with financial institutions having investment-grade ratings, U.S. government obligations or money market funds primarily invested in securities issued by the U.S. government or its agencies.

One or more of the underwriters participating in this offering and/or their affiliates may hold positions in our 4.875% Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock, Series C. To the extent that net proceeds from this offering are used to redeem such preferred stock held by any of the underwriters or their affiliates, they will receive proceeds from this offering through the redemption of such preferred stock. If the amount of such proceeds so received by any underwriter or its affiliates is 5% or more of the net proceeds of this offering (not including the underwriting discount), such underwriter would be deemed to have a conflict of interest within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In such event, this offering would be conducted in compliance with FINRA Rule 5121 and such underwriter would not be permitted to make sales in this offering to any discretionary account without the prior written approval of the customer. Pursuant to that rule, the appointment of a “qualified independent underwriter” would not be required in connection with this offering, as the notes are “investment grade rated” (as defined in FINRA Rule 5121). See “Underwriting (Conflicts of Interest)—Other Relationships” and “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

DESCRIPTION OF THE NOTES

The notes will be a series of our junior subordinated debt securities issued under an indenture between Sempra, as issuer, and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee (the “trustee”), dated as of June 26, 2019 (the “indenture”). In this section and under the caption “Description of Debt Securities” in the accompanying prospectus, references to “Sempra,” “we,” “us” and “our” mean Sempra excluding its consolidated entities, unless otherwise expressly stated or the context otherwise requires.

The indenture is the “subordinated indenture” referred to under “Description of Debt Securities” in the accompanying prospectus and the notes are a series of our subordinated debt securities referred to under such caption. The summary of selected provisions of the notes and the indenture appearing below supplements, and to the extent inconsistent, supersedes and replaces, the description of the general terms and provisions of the subordinated debt securities and the subordinated indenture contained in the accompanying prospectus. This summary is not complete and is qualified by reference to the provisions of the notes and the indenture. Forms of the notes and the indenture have been or will be filed with the SEC and you may obtain copies as described under “Where You Can Find More Information” in the accompanying prospectus.

General

The notes will constitute a separate series of our subordinated debt securities under the indenture and will be issued in the aggregate principal amount of $800,000,000. As described in the accompanying prospectus under the caption “Description of Debt Securities—General,” we may, from time to time, without notice to or consent of the holders of the notes, issue additional notes and any such additional notes shall form a single series under the indenture with the notes offered by this prospectus supplement. Any such additional notes shall have the same form and terms as the notes offered by this prospectus supplement (other than the offering price, the date of issuance and, under certain circumstances, the date from which interest thereon shall begin to accrue and the first interest payment date, and except that the provisions of the notes specifying the rate of interest thereon to but excluding the First Reset Date (as defined below) shall not be applicable to any such additional notes whose date of original issuance is on or after the First Reset Date).

Interest Rate and Maturity

The notes will mature on April 1, 2056 (the “final maturity date”). The notes will be subject to redemption at our option as described below under “—Redemption”.

The notes will bear interest (i) from and including the original issue date to, but excluding, April 1, 2031 (the “First Reset Date”) at the rate of 6.375% per annum and (ii) from and including the First Reset Date, during each Reset Period (as defined below) at a rate per annum equal to the Five-year U.S. Treasury Rate (as defined below) as of the most recent Reset Interest Determination Date (as defined below) plus a spread of 2.632%, to be reset on each Reset Date (as defined below); provided that the interest rate during any Reset Period will not reset below 6.375% per annum (which is the same interest rate as in effect during the Initial Fixed Period). Interest on the notes will accrue from and including the original issue date and will be payable semi-annually in arrears on April 1 and October 1 (each, an “interest payment date”) of each year, beginning on April 1, 2026, to the holders of record at the close of business on the immediately preceding March 15 and September 15, respectively (each, a “record date”), subject to our right to defer interest payments as described below under “—Option to Defer Interest Payments.” Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.

The applicable interest rate for each Reset Period will be determined by the calculation agent (as defined below), as of the applicable Reset Interest Determination Date, in accordance with the following provisions:

“Five-year U.S. Treasury Rate” means, as of any Reset Interest Determination Date, (i) an interest rate (expressed as a decimal) determined to be the per annum rate equal to the arithmetic mean of the yields to maturity for U.S. Treasury securities adjusted to constant maturity with a maturity of five years from the next Reset Date and trading in the public securities markets, for the five consecutive business days immediately prior to the respective Reset Interest Determination Date as published in the most recent H.15, or (ii) if there is no such published U.S. Treasury security with a maturity of five years from the next Reset Date and trading in the public securities markets, then the rate will be determined by interpolation between the arithmetic mean of the yields to maturity for each of the two series of U.S. Treasury securities adjusted to constant maturity trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Reset Date following the next succeeding Reset Interest Determination Date, and (B) the other maturing as close as possible to, but later than, the Reset Date following the next succeeding Reset Interest Determination Date, in each case for the five consecutive business days immediately prior to the respective Reset Interest Determination Date as published in the most recent H.15. If the Five-year U.S. Treasury Rate cannot be determined pursuant to the methods described in clause (i) or (ii) above, then the Five-year U.S. Treasury Rate will be the same interest rate determined for the prior Reset Interest Determination Date or, if the Five-year U.S. Treasury Rate cannot be so determined as of the Reset Interest Determination Date preceding the First Reset Date, then the interest rate applicable for the Reset Period beginning on and including the First Reset Date will be deemed to be 6.375% per annum, which is the same interest rate as in effect from and including the original issue date to, but excluding, the First Reset Date.

“H.15” means the statistical release designated as such, or any successor publication, published by the Board of Governors of the U.S. Federal Reserve System (or any successor thereto).

The “most recent H.15” means the H.15 published closest in time but prior to the close of business on the second business day prior to the applicable Reset Date.

“Reset Date” means the First Reset Date and April 1 of every fifth year after 2031.

“Reset Interest Determination Date” means, in respect of any Reset Period, the day falling two business days prior to the first day of such Reset Period.

“Reset Period” means the period from and including the First Reset Date to, but excluding, the next following Reset Date and thereafter each period from and including a Reset Date to, but excluding, the next following Reset Date.

As used under this caption “Description of the Notes,” the term “business day” means, unless otherwise expressly stated, any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to remain closed.

The term “calculation agent” means, at any time, the entity appointed by us and serving as such agent with respect to the notes at such time. Unless we have validly called all of the outstanding notes for redemption on a redemption date occurring prior to the First Reset Date, we will appoint a calculation agent for the notes prior to the Reset Interest Determination Date immediately preceding the First Reset Date; provided that, if we have called all of the outstanding notes for redemption on a redemption date occurring prior to the First Reset Date but we do not redeem all of the outstanding notes on such redemption date, we will appoint a calculation agent for the notes as promptly as practicable after such proposed redemption date. We may terminate any such appointment and may appoint a successor calculation agent at any time and from time to time (so long as there shall always be a calculation agent in respect of the notes when so required). We may appoint Sempra or an affiliate of Sempra as calculation agent.

As provided above, the applicable interest rate for each Reset Period will be determined by the calculation agent as of the applicable Reset Interest Determination Date. Promptly upon such determination, the calculation agent will notify us of the interest rate for the Reset Period and we will promptly notify, or cause the calculation agent to promptly notify, the trustee and each paying agent of such interest rate. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any Interest Payment Period (as defined below under “—Option to Defer Interest Payments”) beginning on or after the First Reset Date, will be on file at our principal offices, will be made available to any holder or beneficial owner of the notes upon request and will be final and binding in the absence of manifest error.

If any interest payment date, any redemption date or the maturity date of the notes is not a business day (as defined in the indenture) at any place of payment, then payment of the principal, premium, if any, and interest may be made on the next business day (as defined in the indenture) at that place of payment. In that case, no interest will accrue on the amount payable for the period from and after the applicable interest payment date, redemption date or maturity date, as the case may be.

No Listing

The notes are a new issue of securities with no established trading market. We do not intend to apply for the listing or trading of the notes on any securities exchange or trading facility or for inclusion of the notes in any automated quotation system.

Ranking

The notes will be our unsecured obligations and will rank junior and subordinate in right of payment to the prior payment in full of our existing and future Senior Indebtedness (as defined below under “—Subordination”), to the extent and in the manner set forth under the caption “—Subordination” below. The notes will rank equally in right of payment with our existing 4.125% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2052, 6.400% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2054, 6.875% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2054, 6.625% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2055, 6.550% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2055, and 5.750% Junior Subordinated Notes due 2079 and with any future unsecured indebtedness that we may incur from time to time if the terms of such indebtedness provide that it ranks equally with the notes in right of payment. At June 30, 2025, Sempra had approximately $9 billion aggregate principal amount of Senior Indebtedness outstanding, $1.0 billion aggregate principal amount of its 4.125% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2052 outstanding, $1.25 billion aggregate principal amount of its 6.400% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2054 outstanding, $1.1 billion aggregate principal amount of its 6.875% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2054 outstanding, $400 million aggregate principal amount of its 6.625% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2055 outstanding, $600 million aggregate principal amount of its 6.550% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2055 outstanding, and $758 million aggregate principal amount of its 5.750% Junior Subordinated Notes due 2079 outstanding. In addition, the notes will be effectively subordinated in right of payment to any secured indebtedness we may have or may incur (to the extent of the value of the collateral securing such secured indebtedness).

The notes are our obligations exclusively and are not the obligations of any of our subsidiaries or any entities we account for as equity method investments. Because we conduct our operations primarily through, and substantially all our consolidated assets are held by, our subsidiaries and entities we do not control, which include equity method investments, the notes will be effectively subordinated in right of payment to all existing and future indebtedness and other liabilities and any preferred equity of our subsidiaries. At June 30, 2025, Sempra’s subsidiaries had total indebtedness and other liabilities of approximately $48 billion owing to unaffiliated third parties, to which the notes would be effectively subordinated in right of payment.

The indenture does not limit the amount of Senior Indebtedness or secured indebtedness that may be incurred by Sempra or the amount of other indebtedness or liabilities that may be incurred by Sempra or any of its subsidiaries. For additional information, see “Risk Factors—The notes are subordinated or effectively subordinated to all other indebtedness of Sempra and its subsidiaries (other than any unsecured indebtedness Sempra has incurred or may in the future incur that ranks junior to or pari passu with the notes, including

Sempra’s existing 4.125% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2052, 6.400% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2054, 6.875% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2054, 6.625% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2055, 6.550% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2055, and 5.750% Junior Subordinated Notes due 2079), and the indenture does not limit the aggregate amount of indebtedness that Sempra or its subsidiaries may incur” in this prospectus supplement and “Risk Factors—Risks Related to Sempra—Operational and Structural Risks—Sempra’s ability to pay dividends and meet its obligations largely depends on the performance of its subsidiaries and entities accounted for as equity method investments” in our Annual Report on Form 10-K for the year ended December 31, 2024, incorporated by reference in this prospectus supplement and the accompanying prospectus.

Agreement by Holders to Tax Treatment

Each holder (and beneficial owner) of the notes will, by accepting any notes (or a beneficial interest therein), be deemed to have agreed that such holder (or beneficial owner) intends that the notes constitute indebtedness of Sempra, and will treat the notes as indebtedness of Sempra, for United States federal, state and local tax purposes.

Subordination

The notes will be subordinated in right of payment to the prior payment in full of all our Senior Indebtedness. This means that upon:

(a)

any payment by, or distribution of the assets of, Sempra upon its dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings; or

(b)	a failure to pay any interest, principal or other monetary amounts due on any of Sempra’s Senior Indebtedness when due and continuance of that default beyond any applicable grace period; or

(c)	acceleration of the maturity of any Senior Indebtedness of Sempra as a result of a default;

the holders of all of Sempra’s Senior Indebtedness will be entitled to receive:

•	in the case of clause (a) above, payment of all amounts due or to become due on all Senior Indebtedness; or

•	in the case of clauses (b) and (c) above, payment of all amounts due on all Senior Indebtedness,

before the holders of the notes are entitled to receive any payment. So long as any of the events in clauses (a), (b), or (c) above has occurred and is continuing, any amounts payable or assets distributable on the notes will instead be paid or distributed, as the case may be, directly to the holders of Senior Indebtedness to the extent necessary to pay, in the case of clause (a) above, all amounts due or to become due upon all such Senior Indebtedness, or, in the case of clauses (b) and (c) above, all amounts due on all such Senior Indebtedness, and, if any such payment or distribution is received by the trustee under the indenture or the holders of any of the notes before all Senior Indebtedness due and to become due or due, as applicable, is paid, such payment or distribution must be paid over to the holders of the unpaid Senior Indebtedness. Subject to paying the Senior Indebtedness due and to become due in the case of clause (a) or the Senior Indebtedness due in the case of clauses (b) and (c), the holders of the notes will be subrogated to the rights of the holders of the Senior Indebtedness to receive payments applicable to the Senior Indebtedness until the notes are paid in full.

“Senior Indebtedness” means, with respect to the notes, (i) indebtedness of Sempra, whether outstanding at the date of the indenture or incurred, created or assumed after such date, (a) in respect of money borrowed by Sempra (including any financial derivative, hedging or futures contract or similar instrument, to the extent any such item is primarily a financing transaction) and (b) evidenced by debentures, bonds, notes, credit or loan agreements or other similar instruments or agreements issued or entered into by Sempra; (ii) all finance lease obligations of Sempra; (iii) all obligations of Sempra issued or assumed as the deferred purchase price of property, all conditional sale obligations of Sempra and all obligations of Sempra under any title retention agreement (but excluding, for the avoidance of doubt, trade accounts payable arising in the ordinary course of business and long-term purchase obligations); (iv) all obligations of Sempra for the reimbursement of any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction; and (v) all obligations of the type referred to in clauses (i) through (iv) above of other persons for the payment of which Sempra is responsible or liable as obligor, guarantor or otherwise, except for any obligations, instruments or agreements of the type referred to in any of clauses (i) through (v) above that, by the terms of the instruments or agreements creating or evidencing the same or pursuant to which the same is outstanding, are subordinated or equal in right of payment to the notes.

For purposes of the indenture and anything therein to the contrary notwithstanding, the notes shall rank equally in right of payment with the Other Junior Subordinated Notes (as defined below), the Other Junior Subordinated Notes shall not constitute Senior Indebtedness with respect to the notes, and the notes shall not constitute Senior Indebtedness with respect to the Other Junior Subordinated Notes.

“Other Junior Subordinated Notes” means Sempra’s 4.125% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2052 issued on November 19, 2021, 6.400% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2054 issued on September 9, 2024, 6.875% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2054 issued on March 14, 2024 and May 31, 2024, 6.625% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2055 issued on November 21, 2024, 6.550% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2055 issued on November 21, 2024, and 5.750% Junior Subordinated Notes due 2079 issued on June 26, 2019, each of which constitute a separate series of our debt securities under the indenture, together with any additional debt securities of the same series which may in the future be issued under the indenture upon any re-opening of such series.

Due to the subordination of the notes, if assets of Sempra are distributed upon its dissolution, winding-up, liquidation or reorganization, holders of its Senior Indebtedness and other indebtedness and obligations that are not equal or junior to the notes in right of payment will likely recover more, ratably, than holders of the notes, and it is possible that no payments will be made to the holders of the notes. The subordination provisions described above will cease to apply in the event of defeasance or satisfaction and discharge of the notes as described under “Description of Debt Securities—Defeasance” and “Description of Debt Securities—Satisfaction and Discharge,” respectively, in the accompanying prospectus.

The notes and the indenture do not limit our ability to incur Senior Indebtedness or our or any of our subsidiaries’ ability to incur other secured and unsecured indebtedness or liabilities or to issue preferred equity. We expect that we and our subsidiaries will incur substantial additional amounts of indebtedness, including Senior Indebtedness, in the future.

The information set forth under this caption “—Subordination,” including the definition of “Senior Indebtedness,” supersedes and replaces, insofar as it relates to the notes, the information appearing under the caption “Description of Debt Securities—Subordination” in the accompanying prospectus.

Redemption

Optional Redemption

We may redeem some or all of the notes, at our option, in whole or in part (i) on any day in the period commencing on the date falling 90 days prior to the First Reset Date and ending on and including the First Reset Date and (ii) after the First Reset Date, on any interest payment date, at a redemption price in cash equal to 100%

of the principal amount of the notes being redeemed, plus, subject to the terms described in the first paragraph under “—Redemption Procedures; Cancellation of Redemption” below, accrued and unpaid interest on the notes to be redeemed to, but excluding, the redemption date.

Redemption Following a Tax Event

We may at our option redeem the notes, in whole but not in part, at any time following the occurrence and during the continuance of a Tax Event (as defined below) at a redemption price in cash equal to 100% of the principal amount of the notes, plus, subject to the terms described in the first paragraph under “—Redemption Procedures; Cancellation of Redemption” below, accrued and unpaid interest on the notes to, but excluding, the redemption date.

A “Tax Event” means that we have received an opinion of counsel experienced in such matters to the effect that, as a result of:

•

any amendment to, clarification of, or change, including any announced prospective change, in the laws or treaties of the United States or any of its political subdivisions or taxing authorities, or any regulations under those laws or treaties;

•

an administrative action, which means any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to issue or adopt any administrative pronouncement, ruling, regulatory procedure or regulation;

•

any amendment to, clarification of, or change in the official position or the interpretation of any administrative action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an administrative action or judicial decision that differs from the previously generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, regardless of the time or manner in which that amendment, clarification or change is introduced or made known; or

•

a threatened challenge asserted in writing in connection with a tax audit of us or any of our subsidiaries, or a publicly-known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the notes, which amendment, clarification or change is effective or the administrative action is taken or judicial decision, interpretation or pronouncement is issued or threatened challenge is asserted or becomes publicly-known after the date of this prospectus supplement, there is more than an insubstantial risk that interest payable by us on the notes is not deductible, or within 90 days would not be deductible, in whole or in part, by us for United States federal income tax purposes.

Redemption Following a Rating Agency Event

We may at our option redeem the notes, in whole but not in part, at any time following the occurrence and during the continuance of a Rating Agency Event (as defined below) at a redemption price in cash equal to 102% of the principal amount of the notes, plus, subject to the terms described in the first paragraph under “—Redemption Procedures; Cancellation of Redemption” below, accrued and unpaid interest on the notes to, but excluding, the redemption date.

“Rating Agency Event” means, as of any date, a change, clarification or amendment in the methodology published by any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (or any successor provision thereto), that then publishes a rating for Sempra (together with any successor thereto, a “rating agency”) in assigning equity credit to securities such as the notes, (a) as such methodology was in effect on the date of this prospectus supplement, in the case of any rating agency that published a rating for Sempra as of the date of this prospectus supplement, or (b) as such methodology was in effect on the date such rating agency first published a rating for Sempra, in the case of any rating agency that first publishes a rating for Sempra after the date of this prospectus supplement (in the case of either clause (a) or (b), the “current methodology”), that results in (i) any shortening of the length of time for which a particular level of equity credit pertaining to the notes by such rating agency would have been in effect had the current methodology not been changed or (ii) a lower equity credit (including up to a lesser amount) being assigned by such rating agency to the notes as of the date of such change, clarification or amendment than the equity credit that would have been assigned to the notes by such rating agency had the current methodology not been changed.

Redemption Procedures; Cancellation of Redemption

Notwithstanding any statement under this caption “—Redemption” to the contrary, installments of interest on the notes that are due and payable on any interest payment date falling on or prior to a redemption date for the notes will be payable on that interest payment date to the registered holders thereof as of the close of business on the relevant record date according to the terms of the notes and the indenture, except that, if the redemption date for any notes falls on any day during an Optional Deferral Period (as defined below under “—Option to Defer Interest Payments”), accrued and unpaid interest (including, to the extent permitted by applicable law, any compound interest (as defined below under “—Option to Defer Interest Payments”)) on such notes will be paid on such redemption date to the persons entitled to receive the redemption price of such notes. For the avoidance of doubt, the interest payment date falling immediately after the last day of an Optional Deferral Period shall not be deemed to fall on a day during such Optional Deferral Period.

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each registered holder of the notes to be redeemed. Once notice of redemption is mailed, the notes called for redemption will become due and payable on the redemption date at the applicable redemption price, plus, subject to the terms described in the immediately preceding paragraph, accrued and unpaid interest to, but excluding, the redemption date, and will be paid upon surrender thereof for redemption, unless (a) the notice of redemption provides that such redemption shall be subject to the condition described in the next succeeding paragraph and (b) such redemption shall have been canceled in accordance with the provisions of the next succeeding paragraph because such condition shall not have been satisfied. If only part of a note is redeemed, the trustee will issue in the name of the registered holder of the note and deliver to such holder a new note in a principal amount equal to the unredeemed portion of the principal of the note surrendered for redemption. If we elect to redeem all or a portion of the notes, then, unless otherwise provided in such notice of redemption as described in the next succeeding paragraph, the redemption will not be conditional upon receipt by the paying agent or the trustee of monies sufficient to pay the redemption price.

If, at the time a notice of redemption is given, (i) we have not effected satisfaction and discharge or defeasance of the notes as described under “Description of Debt Securities—Satisfaction and Discharge” or “Description of Debt Securities—Defeasance” in the accompanying prospectus and (ii) such notice of redemption is not being given in connection with or in order to effect satisfaction and discharge or defeasance of the notes, then, if the notice of redemption so provides and at our option, the redemption may be subject to the condition that the trustee shall have received, on or before the applicable redemption date, monies in an amount sufficient to pay the redemption price and accrued and unpaid interest on the notes called for redemption to, but excluding, the redemption date. If monies in such amount are not received by the trustee on or before such redemption date, such notice of redemption shall be automatically canceled and of no force or effect, such proposed redemption shall be automatically canceled and we shall not be required to redeem the notes called for redemption on such redemption date. In the event that a redemption is canceled, we will, not later than the business day immediately following the proposed redemption date, deliver, or cause to be delivered, notice of such cancellation to the registered holders of the notes called for redemption (which notice will also indicate that any notes or portions thereof surrendered for redemption shall be returned to the applicable holders), and we will direct the trustee to, and the trustee will, promptly return any notes or portions thereof that have been surrendered for redemption to the applicable holders.

Unless we default in payment of the redemption price or the proposed redemption is canceled in accordance with the provisions set forth in the immediately preceding paragraph, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

If less than all of the notes are to be redeemed on any redemption date, the particular notes (or portions thereof) to be redeemed shall be selected by such method as the trustee shall deem fair and appropriate or, in the case of notes in book-entry form represented by one or more global notes, by such method of selection as may be required or permitted by the Depositary.

Option to Defer Interest Payments

So long as no event of default (as defined below under “—Events of Default”) with respect to the notes has occurred and is continuing, we may, at our option, defer interest payments on the notes, from time to time, for one or more deferral periods of up to 20 consecutive Interest Payment Periods (as defined below) each (each such deferral period, commencing on the interest payment date on which the first such deferred interest payment otherwise would have been made, an “Optional Deferral Period”), except that no such Optional Deferral Period may extend beyond the final maturity date of the notes or end on a day other than the day immediately preceding an interest payment date. During any Optional Deferral Period, interest on the notes will continue to accrue at the then-applicable interest rate on the notes (as reset from time to time on any Reset Date occurring during such Optional Deferral Period in accordance with the terms of the notes). In addition, during any Optional Deferral Period interest on the deferred interest (“compound interest”) will accrue at the then-applicable interest rate on the notes (as reset from time to time on any Reset Date occurring during such Optional Deferral Period in accordance with the terms of the notes), compounded semi-annually, to the extent permitted by applicable law. No interest will be due or payable on the notes during an Optional Deferral Period, except upon a redemption of any notes on any redemption date during such Optional Deferral Period (in which case all accrued and unpaid interest (including, to the extent permitted by applicable law, any compound interest) on the notes to be redeemed to, but excluding, such redemption date will be due and payable on such redemption date), or unless the principal of and interest on the notes shall have been declared due and payable as the result of an event of default with respect to the notes (in which case all accrued and unpaid interest, including, to the extent permitted by applicable law, any compound interest, on the notes shall become due and payable). All references in the notes and, insofar as relates to the notes, the indenture, to “interest” on the notes shall be deemed to include any such deferred interest and, to the extent permitted by applicable law, any compound interest, unless otherwise expressly stated or the context otherwise requires.

Before the end of any Optional Deferral Period that is shorter than 20 consecutive Interest Payment Periods, we may elect, at our option, to extend such Optional Deferral Period, so long as the entire Optional Deferral Period does not exceed 20 consecutive Interest Payment Periods or extend beyond the final maturity date of the notes. We may also elect, at our option, to shorten the length of any Optional Deferral Period. No Optional Deferral Period (including as extended or shortened) may end on a day other than the day immediately preceding an interest payment date. At the end of any Optional Deferral Period, if all amounts then due on the notes, including all accrued and unpaid interest thereon (including, without limitation and to the extent permitted by applicable law, any compound interest), are paid, we may elect to begin a new Optional Deferral Period; provided, however, that, without limitation of the foregoing, we may not begin a new Optional Deferral Period unless we have paid all accrued and unpaid interest on the notes (including, without limitation and to the extent permitted by applicable law, any compound interest) from any previous Optional Deferral Periods.

During any Optional Deferral Period, we will not do any of the following (subject to the exceptions set forth in the next succeeding paragraph):

•	declare or pay any dividends or distributions on any Capital Stock (as defined below) of Sempra;

•	redeem, purchase, acquire or make a liquidation payment with respect to any Capital Stock of Sempra;

•	pay any principal, interest or premium on, or repay, repurchase or redeem, any indebtedness of Sempra that ranks equally with or junior to the notes in right of payment; or

•	make any payments with respect to any guarantees by Sempra of any indebtedness if such guarantees rank equally with or junior to the notes in right of payment.

However, during an Optional Deferral Period, we may (a) declare and pay dividends or distributions payable solely in shares of our common stock (together, for the avoidance of doubt, with cash in lieu of any fractional share) or options, warrants or rights to subscribe for or purchase shares of our common stock, (b) declare and pay any dividend in connection with the implementation of a plan (a “Rights Plan”) providing for the issuance by us to all holders of our common stock of rights entitling them to subscribe for or purchase common stock or any class or series of our preferred stock, which rights (1) are deemed to be transferred with such common stock, (2) are not exercisable until the occurrence of a specified event or events and (3) are also issued in respect of future issuances of our common stock, (c) issue any of shares of our Capital Stock under any Rights Plan or redeem or repurchase any rights distributed pursuant to a Rights Plan, (d) reclassify our Capital Stock or exchange or convert one class or series of our Capital Stock for another class or series of our Capital Stock, (e) purchase fractional interests in shares of our Capital Stock pursuant to the conversion or exchange provisions of such Capital Stock or the security being converted or exchanged, (f) purchase, acquire or withhold shares of our common stock related to the issuance of our common stock or rights under any dividend reinvestment plan or related to any of our benefit plans for our directors, officers, employees, consultants or advisors, including any employment contract, and (g) for the avoidance of doubt, convert convertible Capital Stock of Sempra into other Capital Stock of Sempra in accordance with the terms of such convertible Capital Stock (together, for the avoidance of doubt, with cash in lieu of any fractional share).

We will give the holders of the notes and the trustee notice of our election of, or any shortening or extension of, an Optional Deferral Period at least 10 business days prior to the earlier of (1) the next succeeding interest payment date or (2) the date upon which we are required to give notice to any applicable self-regulatory organization or to holders of the notes of the next succeeding interest payment date or the record date therefor. The record date for the payment of deferred interest and, to the extent permitted by applicable law, any compound interest payable on the interest payment date immediately following the last day of an Optional Deferral Period will be the regular record date with respect to such interest payment date.

“Capital Stock” means (i) in the case of a corporation or a company, corporate stock or shares; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (iv) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person.

“Interest Payment Period” means the semi-annual period from and including an interest payment date to but excluding the next succeeding interest payment date, except for the first Interest Payment Period which shall be the period from and including the original issue date to but excluding April 1, 2026.

Events of Default

An “event of default” occurs with respect to the notes if:

(a) we do not pay any interest on any note when it becomes due and payable and such default continues for 30 days (whether or not such payment is prohibited by the subordination provisions applicable to the notes), except as the result of a deferral of interest payments in accordance with the provisions discussed above under “—Option to Defer Interest Payments”;

(b) we do not pay any principal of or premium, if any, on any note when it becomes due and payable (whether or not such payment is prohibited by the subordination provisions applicable to the notes);

(c) we remain in breach of any other covenant or warranty (excluding covenants and warranties solely applicable to one or more other series of subordinated debt securities issued under the indenture) in the indenture or the notes for 60 days after there has been given to us, by registered or certified mail, a written notice of default specifying such default or breach and requiring remedy of the default or breach; the notice must be sent by either the trustee or registered holders of at least 33% of the principal amount of the outstanding notes; or

(d) Sempra files for bankruptcy or other specified events of bankruptcy, insolvency, receivership or reorganization occur with respect to Sempra.

However, as discussed below under “—Limitation of Remedies,” neither the trustee nor the holders of the notes will be entitled to declare the notes to be due and payable immediately upon the occurrence of an event of default described in clause (c) above.

No event of default with respect to the notes will necessarily constitute an event of default with respect to the subordinated debt securities of any other series issued under the indenture, and no event of default with respect to any such other series of subordinated debt securities issued under the indenture will necessarily constitute an event of default with respect to the notes.

The description set forth under this caption “—Events of Default” supersedes and replaces, insofar as it relates to the notes, the description set forth under the caption “Description of Debt Securities—Events of Default” (other than the last paragraph under such caption) in the accompanying prospectus. As of June 30, 2025, we had approximately $750 million aggregate principal amount of outstanding prior senior debt securities (as such term is defined in the last paragraph under the caption “Description of Debt Securities—Events of Default” in the accompanying prospectus).

Limitation on Remedies

If an event of default, other than an event of default described in clause (c) under “—Events of Default” above, occurs and is continuing, then either the trustee or the registered holders of at least 33% in principal amount of the outstanding notes may declare the principal amount of all of the notes, together with accrued and unpaid interest thereon (including, without limitation, any deferred interest and, to the extent permitted by applicable law, any compound interest), to be due and payable immediately, and upon such declaration the principal of and accrued and unpaid interest on the notes shall become immediately due and payable (notwithstanding any deferral of interest payments in accordance with the provisions discussed above under “—Option to Defer Interest Payments”).

However, if an event of default described in clause (c) under “—Events of Default” above occurs and is continuing, neither the trustee nor the registered holders of the notes will be entitled to declare the principal of the notes, or accrued or unpaid interest thereon, to be due and payable immediately. See “Risk Factors—Holders of the notes will have limited rights of acceleration” above. However, they may exercise the other rights and remedies available under the indenture upon the occurrence of such an event of default.

The description set forth under this caption “—Limitation on Remedies” supersedes and replaces, insofar as it relates to the notes, the description set forth under the caption “Description of Debt Securities—Remedies—Acceleration” in the accompanying prospectus.

Limitation on Proceedings

The following language supersedes and replaces, insofar as relates to the notes, the fourth full paragraph (i.e., the paragraph beginning with the words “In addition, each indenture provides…”) under the caption “Description of Debt Securities—Remedies—Control by Registered Holders; Limitations” in the accompanying prospectus and shall apply to the notes instead of such paragraph: “In addition, the indenture provides that no registered holder of notes will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or for any other remedy thereunder unless: (a) the registered holder has previously given the trustee written notice of a continuing event of default with respect to the notes; (b) the registered holders of at least 33% in aggregate principal amount of the outstanding notes have made written request to the trustee to institute proceedings in respect of that event of default and have offered the trustee reasonable indemnity against costs, expenses and liabilities incurred in complying with the request; and (c) for 60 days after receipt of the notice, the trustee has failed to institute a proceeding and no direction inconsistent with the request has been given to the trustee during such 60-day period by the registered holders of a majority in aggregate principal amount of the outstanding notes. Furthermore, no registered holder of notes will be entitled to institute any action if and to the extent that the action would disturb or prejudice the rights of other registered holders of the notes under the indenture. (See Section 507).”

Other

The notes will not be subject to a sinking fund or entitled to any guarantees and you will not be permitted to require us to redeem or repurchase the notes at your option.

We will pay the principal of and premium, if any, on the notes at the final maturity date, upon redemption or as otherwise required, upon presentation of the notes at the office of the trustee, as our paying agent. In our discretion, we may appoint one or more additional paying agents and security registrars and designate one or more additional places for payment and for registration of transfer of the notes, but we must at all times maintain a place of payment for the notes and a place for registration of transfer of the notes in the Borough of Manhattan, The City of New York.

The notes initially will be issued in book-entry form and represented by one or more global notes deposited with, or on behalf of, The Depository Trust Company, as Depositary, and registered in the name of Cede & Co., its nominee. This means that you will not be entitled to receive a certificate for the notes that you purchase except in limited circumstances described in the accompanying prospectus under the caption “Global Securities.” The notes will be issued only in fully registered form without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. We expect that payments due on notes in book-entry form will be paid by wire transfer of funds to the Depositary or its nominee. For additional information regarding notes in global form and the book-entry system, see “Global Securities” in the accompanying prospectus.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material United States federal income tax considerations relating to the purchase, ownership and disposition of the notes, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions, each as of the date hereof. These authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This summary is limited to holders who purchase the notes upon their initial issuance at their initial “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of notes is sold to the public for cash, not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and who hold the notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This summary does not address United States federal tax laws other than income tax laws, such as estate and gift tax laws, and it does not address tax considerations arising under the laws of any foreign, state or local jurisdiction. In addition, this discussion does not address all tax considerations that may be applicable to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income or any alternative minimum tax, or to holders that may be subject to special tax rules, including, without limitation:

•	banks, insurance companies or other financial institutions;

•	tax-exempt organizations or governmental organizations;

•	regulated investment companies or real estate investment trusts;

•	brokers, dealers or traders in securities or commodities;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	foreign persons or entities (except to the extent specifically set forth below);

•	S-corporations, partnerships or other pass-through entities or arrangements (and investors therein);

•	U.S. expatriates and certain former citizens or long-term residents of the United States;

•	“U.S. holders” (as defined below under “—Consequences to U.S. Holders”) whose “functional currency” is not the United States dollar;

•	certain accrual method taxpayers subject to special tax accounting rules as a result of their use of financial statements under Section 451(b) of the Code;

•	persons who hold the notes as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;

•	holders of Sempra’s 4.875% Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock, Series C that are proposed to be redeemed using the net proceeds from this offering; or

•	persons deemed to sell the notes under the constructive sale provisions of the Code.

If an entity or arrangement treated as a partnership for United States federal income tax purposes holds the notes, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships holding our notes and the partners in such partnerships should consult their tax advisor regarding the tax consequences of the purchase, ownership and disposition of the notes.

THIS SUMMARY OF CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT LEGAL OR TAX ADVICE. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF UNITED STATES FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES ARISING UNDER OTHER UNITED STATES FEDERAL TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Classification of the Notes

The determination of whether a security should be classified as indebtedness or equity for United States federal income tax purposes requires a judgment based on all relevant facts and circumstances. There is no statutory, judicial or administrative authority that directly addresses the United States federal income tax treatment of securities similar to the notes. In the opinion of Latham & Watkins LLP, under current law and based on the facts contained in this preliminary prospectus supplement, the terms of the indenture and the notes, and certain assumptions stated in the opinion and representations relied upon in rendering the opinion, the notes will be classified for United States federal income tax purposes as indebtedness of Sempra (although there is no controlling authority directly on point). The opinion of Latham & Watkins LLP is not binding on the IRS or the courts. Moreover, no rulings have been or will be sought from the IRS with respect to the transactions described in this preliminary prospectus supplement. Accordingly, we cannot assure you that the IRS will not challenge the opinion described herein or that a court would not sustain such a challenge. If the IRS were to successfully challenge the classification of the notes as indebtedness, interest payments on the notes would be treated for United States federal income tax purposes as dividends to the extent of Sempra’s current or accumulated earnings and profits. In the case of non-U.S. holders, interest payments treated as dividends would be subject to withholding of United States income tax, except to the extent provided by an applicable income tax treaty. In addition, such a determination would constitute a Tax Event that would entitle us to redeem the notes as described under “Description of the Notes—Redemption—Redemption Following a Tax Event.” We agree, and by acquiring an interest in a note, each beneficial owner of a note will agree, to treat the notes as indebtedness of Sempra for United States federal income tax purposes, and the remainder of this discussion assumes this treatment. You should consult your tax advisors regarding the tax consequences that will arise if the notes are not treated as indebtedness of Sempra for United States federal income tax purposes.

Consequences to U.S. Holders

The following is a summary of certain material United States federal income tax consequences that will apply to you if you are a U.S. holder (as defined below) of the notes. Certain consequences to non-U.S. holders (as defined below under “—Consequences to Non-U.S. Holders”) of the notes are described under “—Consequences to Non-U.S. Holders” below. The term “U.S. holder” means a beneficial owner of a note that, for United States federal income tax purposes, is or is treated as:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity taxable as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or of any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust that (i) is subject to the primary supervision of a United States court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person for United States federal income tax purposes.

Payments of Interest

We have the option under certain circumstances to defer payments of stated interest on the notes. Under the Treasury Regulations relating to original issue discount (“OID”), a debt instrument is deemed to be issued with OID if there is more than a “remote” contingency that periodic stated interest payments due on the instrument will not be timely paid. We believe the likelihood of our exercising the option to defer payment of stated interest on the notes is remote within the meaning of the Treasury Regulations in part because our exercise of the option to defer payments of stated interest on the notes would generally prevent us from:

•	declaring or paying any dividend or distribution on Capital Stock of Sempra;

•	redeeming, purchasing, acquiring or making a liquidation payment with respect to any Capital Stock of Sempra;

•	paying any principal, interest or premium on, or repaying, repurchasing or redeeming, any indebtedness of Sempra that ranks equally with or junior to the notes in right of payment; or

•	making any payments with respect to any guarantees by Sempra of any indebtedness if such guarantees rank equally with or junior to the notes in right of payment.

Similarly, if certain circumstances occur (see “Description of the Notes—Redemption—Redemption Following a Rating Agency Event”), we will be obligated to pay amounts in excess of stated principal of the notes. Such excess payments will not affect the amount of interest income that a U.S. holder recognizes if there is only a remote likelihood that such payments will be made. We believe the likelihood that we will make any such payments is remote.

Based on these positions, you generally will be required to recognize any stated interest as ordinary income at the time it is received or accrued on the notes in accordance with your regular method of accounting for United States federal income tax purposes. Our determination that these contingencies are remote is binding on you unless you disclose your contrary position in the manner required by applicable Treasury Regulations. Our determination is not, however, binding on the IRS. There can be no assurance that the IRS or a court will agree with these positions. The meaning of the term “remote” in the Treasury Regulations has not yet been addressed in any rulings or other guidance by the IRS or any court. If the possibility of interest deferral were determined not to be remote, the notes would be treated as issued with OID and all stated interest would be treated as OID as long as the notes are outstanding. In that case, you would be required to accrue interest income on the notes using a constant yield method whether or not you receive any cash payment attributable to that interest, regardless of your regular method of accounting for United States federal income tax purposes. If the possibility of excess payments following a Rating Agency Event were determined not to be remote, the notes could be treated as “contingent payment debt instruments,” in which case you could be required to accrue interest income on the notes in excess of stated interest and would be required to treat as ordinary income rather than as capital gain any income realized on a taxable disposition of the notes. The notes will be treated as “variable rate debt instruments” for U.S. federal income tax purposes. Based on the application of the Treasury Regulations applicable to variable rate debt instruments and the expected pricing terms of the notes, we also do not expect the pricing of the notes to result in the notes as being treated as issued with OID for U.S. federal income tax purposes. The remainder of this discussion assumes the notes will not be treated as issued with OID or as contingent payment debt instruments.

Exercise of Deferral Option

Under the Treasury Regulations, if we exercise our option to defer the payment of interest on the notes, the notes will be treated as if they had been redeemed and reissued solely for OID purposes. Accordingly, all remaining interest payments on the notes (including interest on deferred interest) could be treated as OID, which you would be required to accrue and include in taxable income on a constant accrual basis over the remaining term of the notes, without regard to the time interest is actually paid on the notes and without regard to your regular method of accounting for United States federal income tax purposes. The amount of OID income includible in your taxable income would be determined on the basis of a constant yield method over the remaining term of the notes, and the actual receipt of future payments of stated interest on the notes would no longer be separately reported as taxable income. The total amount of OID that would accrue during the deferral period would be approximately equal to the amount of the cash payment due immediately following the end of that period. Any OID included in income would increase your adjusted tax basis in your notes, and your actual receipt of cash interest payments would reduce that adjusted tax basis.

Sale, Exchange, Redemption or Other Taxable Disposition of Notes

You generally will recognize capital gain or loss upon the sale, exchange, redemption or other taxable disposition of a note in an amount equal to the difference between (i) the sum of cash plus the fair market value of all other property received on such disposition (except to the extent such cash or property is attributable to accrued but unpaid interest not previously included in income, which generally will be taxable as ordinary income) and (ii) your adjusted tax basis in the note. Your adjusted tax basis in a note generally will equal the amount you paid for the note plus any amount that you were required to include in gross income as OID, minus any cash payments you received in respect of accrued OID. If you are a non-corporate U.S. holder, including an individual, and have held the note for more than one year at the time of disposition, such capital gain generally will be taxable at a reduced rate. Your ability to deduct capital losses may be limited.

Backup Withholding and Information Reporting

Payments of interest (including accrued OID) and principal on notes held by U.S. holders and the proceeds received upon the sale, exchange, redemption or other disposition of such notes may be subject to information reporting and backup withholding. Payments to certain holders (including corporations and certain tax-exempt organizations) are generally not subject to backup withholding. If you are a U.S. holder and you are not otherwise exempt, payments to you will be subject to backup withholding if:

•

you fail to furnish your taxpayer identification number (“TIN”), which, for an individual, is ordinarily his or her social security number, in the manner required by the Code and applicable Treasury Regulations;

•	you furnish an incorrect TIN;

•	there has been a “notified payee underreporting” with respect to interest or dividends paid to you, as described in the Code; or

•	you have failed to certify under penalty of perjury that you have furnished a correct TIN and that you are not subject to backup withholding under the Code.

You should consult your tax advisor regarding your qualification for an exemption from backup withholding and information reporting and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional tax, and you generally may use amounts withheld under the backup withholding rules as a credit against your United States federal income tax liability or may claim a refund as long as you provide the required information to the IRS in a timely manner.

Consequences to Non-U.S. Holders

The following is a summary of certain material United States federal income tax consequences that will apply to you if you are a non-U.S. holder of the notes. The term “non-U.S. holder” means a beneficial owner of a note that is not a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) or a U.S. holder.

Special rules may apply to certain non-U.S. holders such as “controlled foreign corporations” and “passive foreign investment companies.” Such entities should consult their tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

Payments of Interest

Subject to the discussion of backup withholding and information reporting and FATCA below, United States federal withholding tax will not apply to any payment to you of interest on a note (including any OID) provided that such interest is not effectively connected with your conduct of a United States trade or business and:

•	you do not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	you are not a “controlled foreign corporation” with respect to which we are, directly or indirectly, a “related person”; and

•

(a) you provide your name and address, and certify, under penalties of perjury, that you are not a United States person (which certification may be made on an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or substitute Form W-8BEN or Form W-8BEN-E, or the appropriate successor form for either form)) or (b) a securities clearing organization, bank, or other financial institution that holds customers’ securities in the ordinary course of its business holds the note on your behalf and certifies, under penalties of perjury, that it has received an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or substitute Form W-8BEN or Form W-8BEN-E, or the appropriate successor form for either form), from you or from another qualifying financial institution intermediary, and, in certain circumstances, provides a copy of the IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or substitute Form W-8BEN or Form W-8BEN-E, or the appropriate successor form for either form). If you hold your notes through certain foreign intermediaries or certain foreign partnerships, such foreign intermediaries or partnerships must also satisfy the certification requirements of applicable Treasury Regulations.

If you cannot satisfy the requirements described above, you will be subject to a 30% United States federal withholding tax with respect to payments of interest on the notes, unless you provide us with a properly executed (1) IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or substitute Form W-8BEN or Form W-8BEN-E, or the appropriate successor form for either form) claiming an exemption from or reduction in withholding under the benefit of an applicable United States income tax treaty or (2) IRS Form W-8ECI (or successor form) stating that the interest paid on the note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

If you are engaged in a trade or business in the United States and interest on a note is effectively connected with your conduct of that trade or business (and, if required by an applicable income tax treaty, such interest is attributable to a permanent establishment maintained by you in the United States), you will be subject to United States federal income tax on that interest on a net income basis (although you will be exempt from the 30% withholding tax, provided the certification requirements described above are satisfied) in the same manner as if you were a United States person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your effectively connected interest income.

The certifications described above generally must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Sale, Exchange, Redemption or Other Taxable Disposition of Notes

Subject to the discussion of backup withholding and information reporting and FATCA below, any gain realized upon the sale, exchange, redemption or other taxable disposition of a note (other than any amount allocable to accrued and unpaid interest, which will be taxable as interest and may be subject to the rules discussed above in “—Consequences to Non-U.S. Holders—Payments of Interest”) generally will not be subject to United States federal income tax unless:

•

that gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, such gain is attributable to a permanent establishment maintained by you in the United States); or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

If your gain is effectively connected with your conduct of a United States trade or business (and, if required by an applicable income tax treaty, such gain is attributable to a permanent establishment maintained by you in the United States), you generally will be subject to United States federal income tax on the net gain derived from the sale, exchange, redemption or other disposition in the same manner as if you were a United States person (as defined under the Code). If you are a corporation, any such effectively connected gain received by you may also, under certain circumstances, be subject to the branch profits tax at a 30% rate (or such lower rate as may be prescribed under an applicable United States income tax treaty). If you are described in the second bullet point above, you will be subject to United States federal income tax on the gain derived from the sale, exchange, redemption or other disposition at a 30% rate (or such lower rate as may be prescribed under an applicable United States income tax treaty), which gain may be offset by United States source capital losses, even though you are not considered a resident of the United States, provided you have timely filed United States federal income tax returns with respect to such losses. Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Backup Withholding and Information Reporting

If you are a non-U.S. holder, you generally will not be subject to backup withholding and information reporting with respect to interest payments, or with respect to the proceeds of the sale of a note within the United States or conducted through certain United States-related financial intermediaries, if the payor receives the statement described above under “—Consequences to Non-U.S. Holders—Payments of Interest” and does not have actual knowledge or reason to know that you are a United States person, as defined under the Code, or you otherwise establish an exemption. However, the amount of, and the tax withheld with respect to, any interest and OID paid to you, may be required to be reported annually to the IRS and to you regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which you reside. Proceeds of a disposition of a note paid outside the United States and conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Backup withholding is not an additional tax. You generally will be entitled to credit any amounts withheld under the backup withholding rules against your United States federal income tax liability provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance Act

Pursuant to legislation commonly referred to as “FATCA” and regulations promulgated thereunder, payments to foreign entities of interest (including any OID) on, or (subject to the proposed U.S. Treasury Regulations discussed below) gross proceeds from the sale or other dispositions of, debt obligations of a U.S. issuer will be subject to a withholding tax (separate and apart from, but without duplication of, the withholding tax described above) at a rate of 30%, unless (1) a foreign financial institution that is a payee undertakes certain diligence and reporting obligations, (2) a non-financial foreign entity that is a payee either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) a foreign financial institution or non-financial foreign entity that is a payee otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of interest (including any OID) on a note. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of notes, proposed U.S. Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed U.S. Treasury Regulations until final U.S. Treasury Regulations are issued. You should consult your tax advisor regarding the possible effect of FATCA on your investment in the notes.

UNDERWRITING (CONFLICTS OF INTEREST)

Barclays Capital Inc., Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., MUFG Securities Americas Inc. and Santander US Capital Markets LLC are acting as representatives of the underwriters named below.

Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of notes set forth below opposite the underwriter’s name.

Name	Principal Amount of Notes
Barclays Capital Inc.	$114,560,000
Citigroup Global Markets Inc.	114,240,000
Credit Agricole Securities (USA) Inc.	114,240,000
MUFG Securities Americas Inc.	114,240,000
Santander US Capital Markets LLC	114,240,000
BBVA Securities Inc.	114,240,000
BMO Capital Markets Corp.	114,240,000

Total	$800,000,000

The underwriting agreement provides that the obligations of the several underwriters to purchase the notes included in this offering are subject to approval of certain legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the notes if they purchase any of the notes. The offering of the notes by the underwriters is subject to receipt and acceptance and to the underwriters’ right to reject any order in whole or in part.

The underwriters propose to offer the notes directly to the public initially at the public offering price set forth on the cover page of this prospectus supplement. Notes sold by the underwriters to dealers may be sold at the public offering price less a concession not to exceed 0.600% of the principal amount of the notes. The underwriters may allow, and dealers may reallow, a concession not to exceed 0.400% of the principal amount of the notes on sales to other dealers. After the initial offering of the notes to the public, the representatives may change the public offering price and concessions.

The notes are a new issue of securities with no established trading market, and we do not intend to apply for the listing or trading of the notes on any securities exchange or trading facility or for inclusion of the notes in any automated quotation system. There can be no assurance that there will be a secondary market for the notes or the continued liquidity of such market if one develops. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so and may discontinue market making at any time without notice.

The following table shows the underwriting discount that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by Sempra
Per note	1.000%

It is expected that delivery of the notes will be made against payment therefor on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the third business day following the date of the pricing of the notes. Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes before the first business day prior to the closing of this offering will be required, by virtue of the fact that the normal settlement date for that trade would occur prior to the closing date for the issuance of the notes, to specify alternative settlement arrangements to prevent a failed settlement, and should consult their own advisers with respect to these matters.

In connection with the offering, the representatives, on behalf of the underwriters, may purchase and sell notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of notes in excess of the principal amount of notes to be purchased from us by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of notes made for the purpose of preventing or retarding a decline in the market prices of the notes while the offering is in progress.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the representatives, in covering syndicate short positions or making stabilizing purchases, repurchase notes originally sold by that syndicate member.

Any of these activities may have the effect of preventing or retarding a decline in the market prices of the notes. They may also cause the market prices of the notes to be higher than the prices that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise.

Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that any of the transactions described above, if commenced, may have on the market price of the notes. In addition, neither we nor any of the underwriters makes any representation that any of these transactions will be engaged in or that the transactions, if commenced, will not be discontinued without notice.

We estimate that our total expenses for this offering, excluding the underwriting discount, will be approximately $1.4 million. We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

No Sales of Similar Securities

We have agreed that, without the prior written consent of the representatives, we will not, during the period beginning on and including the date of this prospectus supplement to and including the later of (i) the termination of trading restrictions for the notes, as notified to us by the representatives (but only if the representatives have notified us in writing on the original issue date of the notes that such trading restrictions have not been terminated) and (ii) the original issue date of the notes, offer, sell, contract to sell, grant any option for the sale of or otherwise dispose of any notes, any debt securities of Sempra which are substantially similar to the notes (“Similar Securities”) or any securities convertible into, exchangeable into or exercisable for any notes or Similar Securities, provided that this agreement shall not apply to the offer, issuance or sale of, or any contract to sell, (i) the notes to the underwriters pursuant to the underwriting agreement, (ii) commercial paper or other debt securities with scheduled maturities of less than one year or (iii) any Senior Indebtedness (as defined above under “Description of the Notes—Subordination”). For purposes of clarity, it is understood and agreed that the term Similar Securities, as used in this paragraph, excludes (i) commercial paper or other debt securities with scheduled maturities of less than one year or (ii) any Senior Indebtedness (as defined above under “Description of the Notes—Subordination”).

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, trustee and brokerage activities. Some or all of the underwriters and/or their affiliates have in the past acted and/or are acting and/or may in the future act as lenders to, and/or have from time to time have in the past performed and/or are performing and/or may in the future perform certain investment banking, advisory, general financing, trustee and commercial banking and other commercial transactions and services for, us and/or our affiliates for which they have received and in the future may receive customary fees and expenses. The underwriters and their affiliates may, from time to time, engage in other transactions with or perform other services for us and our affiliates in the ordinary course of their business for which they receive customary fees and expenses. In addition, affiliates of all of the underwriters are lenders under our credit facilities.

In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which may consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflicts of Interest

As described in this prospectus supplement under “Use of Proceeds,” we intend to use the net proceeds from this offering to redeem our 4.875% Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock, Series C. One or more of the underwriters participating in this offering and/or their affiliates may hold positions in our 4.875% Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock, Series C. To the extent that net proceeds from this offering are used to redeem such preferred stock held by any of the underwriters or their affiliates, they will receive proceeds from this offering through the redemption of such preferred stock. If the amount of such proceeds so received by any underwriter or its affiliates is 5% or more of the net proceeds of this offering (not including the underwriting discount), such underwriter would be deemed to have a conflict of interest within the meaning of FINRA Rule 5121. In such event, this offering would be conducted in compliance with FINRA Rule 5121 and such underwriter would not be permitted to make sales in this offering to any discretionary account without the prior written approval of the customer. Pursuant to that rule, the appointment of a “qualified independent underwriter” would not be required in connection with this offering, as the notes are “investment grade rated” (as defined in FINRA Rule 5121).

Selling Restrictions

European Economic Area (“EEA”)

Prohibition of Sales to EEA Retail Investors

The notes shall not be offered, sold or otherwise made available to any retail investor in the EEA. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of MiFID II, as defined above under “About this Prospectus Supplement;” or

(ii)

a customer within the meaning of the Insurance Distribution Directive, as defined above under “About this Prospectus Supplement,” where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not an EEA Qualified Investor, as defined above under “About this Prospectus Supplement;” and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

United Kingdom

Prohibition of Sales to United Kingdom Retail Investors

The notes shall not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom; or

(ii)

a customer within the meaning of the provisions of the FSMA, as defined above under “About this Prospectus Supplement,” and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of UK MiFIR, as defined above under “About this Prospectus Supplement”; or

(iii)	not a UK Qualified Investor, as defined above under “About this Prospectus Supplement”; and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Other Regulatory Restrictions in the United Kingdom

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to Sempra.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the United Kingdom.

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment hereto or thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made thereunder or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O and no advertisement, invitation or document relating to the notes has been or will be issued or has been or will be in the possession of any person for the purpose of issue, (in each case, whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “Financial Instruments and Exchange Law”), and accordingly the notes have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or for the account or benefit of, others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and guidelines promulgated by the relevant Japanese governmental and regulatory authorities and in effect at the relevant time.

Korea

The notes may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for reoffering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the Korea Securities and Exchange Act and the Foreign Exchange Transaction Law (the “FIEA”) and the decrees and regulations thereunder. The notes have not been and will not be registered with the Financial Services Commission of Korea for public offering in Korea. Furthermore, the notes may not be resold to Korean residents unless the purchaser of the notes complies with all applicable regulatory requirements (including but not limited to government approval requirements under the FIEA and its subordinate decrees and regulations) in connection with the purchase of the notes.

Singapore

This prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus under the Securities and Futures Act, 2001 (“SFA”) by the Monetary Authority of Singapore, and the offer of the notes in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, this prospectus supplement, the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”) or other relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018; or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.

It is a condition of the offer that where the notes are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:

(a)

a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(b)	a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor,

the securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation, and the beneficiaries’ rights and interest (howsoever described) in that trust, shall not be transferred within six months after that corporation or that trust has subscribed for or acquired the notes except:

(1)

to an Institutional Investor, an Accredited Investor or other Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(c)(ii) of the SFA (in the case of that trust);

(2)	where no consideration is or will be given for the transfer;

(3)	where the transfer occurs by operation of law; or

(4)	as specified in Section 276(7) of the SFA.

Singapore’s Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, Sempra has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Taiwan

The notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or any other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which could constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the notes in Taiwan.

United Arab Emirates

The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and are not intended to be a public offer. The prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

LEGAL MATTERS

Latham & Watkins LLP will pass upon the validity of the notes and various other legal matters relating to the issuance and sale of the notes on behalf of Sempra. Sidley Austin LLP will act as counsel for the underwriters. Sidley Austin LLP from time to time represents Sempra and certain of its subsidiaries in connection with certain legal matters.

EXPERTS

The financial statements of Sempra incorporated by reference in this prospectus supplement and the accompanying prospectus, and the effectiveness of Sempra’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

The financial statements of Oncor Electric Delivery Holdings Company LLC incorporated by reference in this prospectus supplement and the accompanying prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

PROSPECTUS

Common Stock

Preferred Stock

Debt Securities

Purchase Contracts

Units

Depositary Shares

Warrants

We may offer and sell our common stock, preferred stock, debt securities, purchase contracts, units, depositary shares and warrants from time to time in one or more offerings. This prospectus provides you with a general description of the securities we may offer.

Each time we offer and sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities being offered at that time. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Sempra’s common stock is listed on the New York Stock Exchange under the trading symbol “SRE.” On May 19, 2023, the last reported sale price of our common stock on the New York Stock Exchange was $145.82 per share. Sempra’s 4.875% Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock, Series C, which we refer to as the “series C preferred stock” in this prospectus, is not listed on any securities exchange or trading facility or included in any automated dealer quotation system. Sempra’s 5.75% Junior Subordinated Notes Due 2079, which we refer to as the “junior subordinated notes” in this prospectus, are listed on the New York Stock Exchange under the trading symbol “SREA.” On May 19, 2023, the last reported sale price of the junior subordinated notes on the New York Stock Exchange was $24.47 per note.

Investing in our securities involves risks. See the “Risk Factors” section on page 7 of this prospectus, and any similar section contained in the applicable prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 26, 2023.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the U.S. Securities and Exchange Commission, or the “SEC,” as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended. By using a shelf registration statement, we may sell the securities described in this prospectus from time to time and in one or more offerings. This prospectus only provides you with a general description of the securities that we may offer. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectus), together with the additional information described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information contained in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information contained in documents incorporated by reference is accurate only as of the dates of those respective documents, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

FORWARD-LOOKING STATEMENTS AND MARKET DATA

This prospectus and the documents incorporated by reference herein contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions with respect to the future, involve risks and uncertainties, and are not guarantees. Future results may differ materially from those expressed or implied in any forward-looking statement. These forward-looking statements represent our estimates and assumptions only as of the respective dates of the documents in which such forward-looking statements appear. We assume no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise.

Forward-looking statements can be identified by words such as “believes,” “expects,” “intends,” “anticipates,” “contemplates,” “plans,” “estimates,” “projects,” “forecasts,” “should,” “could,” “would,” “will,” “confident,” “may,” “can,” “potential,” “possible,” “proposed,” “in process,” “construct,” “develop,” “opportunity,” “initiative,” “target,” “outlook,” “optimistic,” “poised,” “maintain,” “continue,” “progress,” “advance,” “goal,” “aim,” “commit,” or similar expressions, or when we discuss our guidance, priorities, strategy, goals, vision, mission, opportunities, projections, intentions or expectations.

Factors, among others, that could cause actual results and events to differ materially from those expressed or implied in any forward-looking statement include risks and uncertainties relating to:

•

California wildfires, including potential liability for damages regardless of fault and any inability to recover all or a substantial portion of costs from insurance, the wildfire fund established by California Assembly Bill 1054, rates from customers or a combination thereof;

•

decisions, investigations, inquiries, regulations, issuances or revocations of permits, consents, approvals or other authorizations, renewals of franchises, and other actions by (i) the California Public Utilities Commission, Comisión Reguladora de Energía, U.S. Department of Energy, U.S. Federal Energy Regulatory Commission, Public Utility Commission of Texas, and other governmental and regulatory bodies and (ii) the U.S., Mexico and states, counties, cities and other jurisdictions therein and in other countries in which we do business;

•

the success of business development efforts, construction projects and acquisitions and divestitures, including risks in (i) being able to make a final investment decision, (ii) completing construction projects or other transactions on schedule and budget, (iii) realizing anticipated benefits from any of these efforts if completed, and (iv) obtaining the consent or approval of third parties;

•	litigation, arbitrations, property disputes and other proceedings, and changes to laws and regulations, including those related to the energy industry in Mexico;

•

cybersecurity threats, including by state and state-sponsored actors, of ransomware or other attacks on our systems or the systems of third-parties with which we conduct business, including the energy grid or other energy infrastructure, all of which have become more pronounced due to recent geopolitical events;

•

our ability to borrow money on favorable terms and meet our obligations, including due to (i) actions by credit rating agencies to downgrade our credit ratings or place those ratings on negative outlook or (ii) rising interest rates and inflation;

•	failure of foreign governments, state-owned entities and our counterparties to honor their contracts and commitments;

•

the impact on affordability of SDG&E’s and SoCalGas’ customer rates and their cost of capital and on SDG&E’s, SoCalGas’ and Sempra Infrastructure’s ability to pass through higher costs to customers due to (i) volatility in inflation, interest rates and commodity prices, (ii) with respect to SDG&E’s and SoCalGas’ businesses, the cost of the clean energy transition in California, (iii) with respect to SDG&E’s business, departing retail load resulting from additional customers transferring to

Community Choice Aggregation and Direct Access, and (iv) with respect to Sempra Infrastructure’s business, volatility in foreign currency exchange rates;

•

the impact of climate and sustainability policies, laws, rules, regulations, disclosures, and trends, including actions to reduce or eliminate reliance on natural gas, increased uncertainty in the political or regulatory environment for California natural gas distribution companies, the risk of nonrecovery for stranded assets, and our ability to incorporate new technologies;

•

weather, natural disasters, pandemics, accidents, equipment failures, explosions, terrorism, information system outages or other events that disrupt our operations, damage our facilities or systems, cause the release of harmful materials or fires or subject us to liability for damages, fines and penalties, some of which may not be recoverable through regulatory mechanisms or insurance or may impact our ability to obtain satisfactory levels of affordable insurance;

•

the availability of electric power, natural gas and natural gas storage capacity, including disruptions caused by failures in the transmission grid, pipeline system or limitations on the withdrawal of natural gas from storage facilities;

•

Oncor Electric Delivery Company LLC’s (“Oncor”) ability to reduce or eliminate its quarterly dividends due to regulatory and governance requirements and commitments, including by actions of Oncor’s independent directors or a minority member director;

•

changes in tax and trade policies, laws and regulations, including tariffs, revisions to international trade agreements and sanctions, such as those imposed in connection with the war in Ukraine, any of which may increase our costs, reduce our competitiveness, impact our ability to do business with certain counterparties, or impair our ability to resolve trade disputes; and

•	other uncertainties, some of which are difficult to predict and beyond our control.

We caution you not to rely unduly on any forward-looking statements. You should review and consider carefully the risks, uncertainties and other factors that affect our businesses as described herein and in our reports and other documents on file with the SEC that are incorporated by reference in this prospectus, any prospectus supplement, and any related free writing prospectus issued by us. You may obtain copies of these reports and documents as described under “Where You Can Find More Information” in this prospectus.

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain or incorporate by reference market, demographic and industry data and forecasts that are based on or derived from independent industry publications, publicly available information, government data and other information from third parties or that have been compiled or prepared by our management or employees. We do not guarantee the accuracy or completeness of any of this information, and we have not independently verified any of the information provided by third-party sources. In addition, market, demographic and industry data and forecasts that may be contained or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus may involve estimates, assumptions and other uncertainties and are subject to change based on various factors, including those discussed under this heading “Forward-Looking Statements and Market Data,” under the heading “Risk Factors” in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in documents that are incorporated or deemed to be incorporated by reference in this prospectus and the applicable prospectus supplement. In that regard, any statement to the effect that Oncor operates the largest transmission and distribution system in Texas is based on the number of end-use customers and miles of transmission and distribution lines. Accordingly, you should not place undue reliance on any of this information.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that site is http://www.sec.gov.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or from us, as indicated below. Forms of the indentures and other documents establishing the terms of the securities we may offer are or will be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are not complete and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s Internet site, as provided above.

Incorporation by Reference

The rules of the SEC allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC that is also incorporated or deemed to be incorporated by reference in this prospectus will automatically update and, to the extent inconsistent, supersede the prior information. Any statement contained in this prospectus or a previously filed document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any applicable prospectus supplement or any subsequently filed document that is incorporated or deemed to be incorporated by reference in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, after the date of this prospectus through the termination of the offering of the securities described in this prospectus. In addition, documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement shall be deemed to be incorporated by reference in this prospectus. Notwithstanding anything herein to the contrary, we are not, however, incorporating by reference any documents or portions thereof or exhibits thereto, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including, without limitation, our Compensation and Talent Development Committee report, Audit Committee report and performance graph and any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•

Our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February  28, 2023 (including the information incorporated by reference therein from our Definitive Proxy Statement on Schedule 14A for our 2023 Annual Shareholders Meeting, filed with the SEC on March 29, 2023).

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 4, 2023.

•	Our Current Reports on Form 8-K, filed with the SEC on March 7, 2023, March 10, 2023, March 20, 2023, May 16, 2023, May 18, 2023 and May 23, 2023.

•

The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on June 5, 1998, as updated by Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2022 and any amendment or report filed with the SEC for the purpose of updating such description.

We will provide, upon written or oral request and without charge, to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered a copy of any of the documents incorporated by reference in this prospectus. You may submit such a request by writing or calling us at the following address or telephone number:

Sempra

488 8th Avenue

San Diego, California 92101

Attention: Corporate Secretary

Telephone: (619) 696-2000

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any applicable prospectus supplement.

SEMPRA

Sempra is a California-based holding company with energy infrastructure investments in North America. Our businesses invest in, develop and operate energy infrastructure, and provide electric and gas services to customers. For additional information concerning us, you should refer to the information described under the caption “Where You Can Find More Information” in this prospectus.

Our principal executive offices are located at 488 8th Avenue, San Diego, California 92101, and our telephone number is (619) 696-2000. Our web site is http://www.sempra.com.

The information contained on, or that can be accessed through, our website or any other website referenced herein is not a part of or incorporated by reference in this prospectus or any document incorporated or deemed to be incorporated herein.

References to “Sempra,” “we,” “us” and “our” in this prospectus are to Sempra and its consolidated entities, unless otherwise specified or the context otherwise requires. When we refer to “you,” we mean the potential purchasers of the applicable securities offered hereby.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in any offered securities, you should carefully consider the risk factors and other cautionary language incorporated in this prospectus and the applicable prospectus supplement by reference to our most recent Annual Report on Form 10-K and any Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed (and not furnished) by us with the SEC subsequent to the last day of the fiscal year covered by our most recent Annual Report on Form 10-K and all other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act that are also incorporated by reference in this prospectus, and the risk factors and other information contained and incorporated by reference in the applicable prospectus supplement and any applicable free writing prospectus. Please also carefully read the section entitled “Information Regarding Forward-Looking Statements” or any similarly titled section included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. There may be other risks and uncertainties not known to us or that we deem immaterial that also could impair our business operations, financial results and the value of the offered securities. The occurrence of any of these risks could have a material adverse effect on our results of operations, financial condition, cash flows and/or prospects and might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

Unless indicated differently in a prospectus supplement or free writing prospectus, this section describes some of the terms of our common stock and preferred stock, articles of incorporation and bylaws. The following description is not complete and is qualified in its entirety by reference to our articles of incorporation (including the certificate of determination for our outstanding series C preferred stock and the certificate of determination for any other series of our preferred stock that may be issued and outstanding in the future) and bylaws. Therefore, you should read carefully the more detailed provisions of our articles of incorporation (including the certificate of determination for our outstanding series C preferred stock and the certificate of determination for any other series of our preferred stock that may be issued and outstanding in the future) and bylaws, which are incorporated by reference herein and are filed or will be filed as exhibits to the registration statement of which this prospectus is a part and may be obtained as described under “Where You Can Find More Information.” Unless otherwise expressly stated or the context otherwise requires, references to “we,” “us,” “our,” “Sempra” and similar references under this caption “Description of Capital Stock” mean Sempra excluding its consolidated entities.

The authorized capital stock of Sempra consists of (i) 1,125,000,000 shares of common stock, without par value, and (ii) 50,000,000 shares of preferred stock. As of May 19, 2023, there were 314,652,826 issued and outstanding shares of our common stock and 900,000 issued and outstanding shares of our preferred stock. No other classes of capital stock are authorized under our articles of incorporation.

Common Stock

The holders of our common stock are entitled to receive, ratably, such dividends as our board of directors may from time to time declare, subject to any rights of holders of outstanding shares of any series of our preferred stock to receive dividends before dividends may be paid on our common stock.

In the event of any liquidation, dissolution or winding up of Sempra, whether voluntary or involuntary, the holders of shares of our common stock are entitled, subject to any rights of the holders of outstanding shares of any series of our preferred stock to receive distributions in such event before any distributions are made to holders of our common stock, to receive, ratably, any of our remaining assets after the discharge of our liabilities.

Except as otherwise provided by law, each holder of our common stock is entitled to one vote per share on each matter submitted to a vote of our shareholders, subject to the voting rights, if any, of holders of outstanding shares of any series of our preferred stock, which could include the right to vote separately as a class or series, or the right to vote together with the common stock as a single class.

At each annual meeting of our shareholders, each director will be elected to hold office until the next annual meeting of shareholders and until a successor has been elected and qualified. Pursuant to our bylaws, directors standing for election in an uncontested election (as defined below) will be elected by the affirmative vote of a majority of the shares entitled to vote for them represented and voting at a duly held meeting at which a quorum is present (and such affirmative votes must also represent more than 25% of the outstanding shares entitled to vote in the election of such directors). In any election of directors that is not an uncontested election, the candidates receiving the highest number of affirmative votes of the shares entitled to vote for them, up to the number of directors to be elected by those shares, will be elected and votes against a director and votes withheld will have no effect. The rights of holders of our common stock to elect directors are subject to the voting rights, if any, of holders of outstanding shares of any series of our preferred stock, which could include: (i) voting as a separate class or series, the right to elect one or more directors, or (ii) voting together with our common stock as a single class, the right to vote in the election of directors generally. Our bylaws define an “uncontested election” as, in general, an election of directors in which the number of candidates for election does not exceed the number of directors to be elected by our shareholders at that election, determined at the times specified in our bylaws. Our articles of incorporation provide that none of our shareholders may cumulate votes in the election of directors.

Our common stock does not contain any conversion rights or sinking fund or redemption provisions. Holders of our common stock are not entitled to preemptive rights to subscribe for or purchase any part of any new or additional issue of stock or securities convertible into stock.

Our board of directors is expressly authorized to make, amend or repeal our bylaws, without any action on the part of the shareholders, except as otherwise required by applicable California law, solely by the affirmative vote of at least two-thirds of the authorized number of directors. Our bylaws may also be amended or repealed by our shareholders, by the approval of the outstanding shares (as defined in Section 152 of the Corporations Code of the State of California) of Sempra.

Preferred Stock

The board of directors of Sempra is authorized, without the need for a vote or other action of our shareholders, to cause the issuance of shares of our preferred stock from time to time in one or more series and to determine the number of shares and designation of the preferred stock of any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issuance of shares of that series, and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon such series, which may include, among other things, dividend and liquidation rights and preferences, rights to convert such shares into common stock, voting rights and other rights. Accordingly, our board of directors could cause the issuance of one or more series of our preferred stock ranking senior to the common stock with respect to dividends or distributions in the event of our liquidation, dissolution or winding up or with voting or other rights that could dilute or otherwise adversely affect the voting or other rights and economic interests of holders of our common stock. Likewise, our board of directors could cause the issuance of one or more series of our preferred stock ranking on parity with or senior to one or more other series of our preferred stock (subject to the terms of any one or more other series of our preferred stock, if any, then outstanding) with respect to dividends or distributions in the event of our liquidation, dissolution or winding up or with voting or other rights that could dilute or otherwise adversely affect the voting rights (if any) or other rights and economic interests of the holders of any such other series of preferred stock.

The series C preferred stock is a series of our preferred stock, without par value. As of May 19, 2023, a total of 900,000 shares of our series C preferred stock were outstanding. A copy of the certificate of determination setting forth the terms of the series C preferred stock has been filed as Exhibit 4.8 to the registration statement of which this prospectus is a part and is incorporated by reference herein.

In the event that we issue any series of preferred stock pursuant to this prospectus, we will describe the terms of such series of preferred stock in a supplement to this prospectus and, if applicable, a free writing prospectus.

Anti-Takeover Effects of our Articles of Incorporation and Bylaws

Certain provisions of our articles of incorporation and bylaws could have the effect of delaying, deterring or preventing another party from acquiring or seeking to acquire control of us. These provisions are intended to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage anyone seeking to acquire control of us to negotiate first with our board of directors. However, these provisions could also delay, deter or prevent a change of control or other takeover of our company that our shareholders might consider to be in their best interests, including transactions that might result in a premium being paid over the market prices of our common stock and any outstanding preferred stock, and may also limit the prices that investors are willing to pay in the future for our common stock and any outstanding preferred stock. These provisions may also have the effect of preventing changes in our management. Our articles of incorporation and bylaws include anti-takeover provisions that:

•

authorize our board of directors, without a vote or other action by our shareholders, to cause the issuance of preferred stock in one or more series and, with respect to each series, to fix the number of shares constituting that series and to establish the rights, preferences, privileges and restrictions of that series, which may include, among other things, dividend and liquidation rights and preferences, rights to convert such shares into common stock, voting rights and other rights which may dilute or otherwise adversely affect the voting or other rights and the economic interests of holders of our common stock or one or more other series of our preferred stock, if any, then outstanding;

•

establish advance notice requirements and procedures for shareholders to submit nominations of candidates for election to our board of directors and to propose other business to be brought before a shareholders’ meeting;

•

provide that vacancies in our board of directors, including vacancies created by the removal of any director, may be filled by a majority of the directors then in office or by a sole remaining director;

•

provide that no shareholder may cumulate votes in the election of directors, which means that the holders of a majority of our outstanding shares of common stock can elect all directors standing for election by our common shareholders;

•

require that any action to be taken by our shareholders must be taken either (i) at a duly called annual or special meeting of shareholders or (ii) by the unanimous written consent of all of our shareholders, unless our board of directors, by resolution adopted by two-thirds of the authorized number of directors, waives the foregoing provision in any particular circumstance; and

•	require action by shareholders holding not less than 1/10th of the voting power of our capital stock in order for our shareholders to call a special meeting of shareholders.

Limitation on Liability of Directors; Indemnification of Directors and Officers

Our articles of incorporation provide that the liability of our directors for monetary damages shall be eliminated to the fullest extent permissible under California law. Section 317 of the Corporations Code of the State of California permits a corporation to provide indemnification to its directors, officers and agents under certain circumstances. Our bylaws provide for mandatory indemnification of our directors and officers, subject to the limitations set forth therein. In addition, our articles of incorporation provide us with the power, by bylaw, agreement or otherwise, to provide indemnification of our directors, officers and other agents to the fullest extent permissible under California law and, subject to certain limitations, in excess of the indemnification expressly permitted under Section 317 of the Corporations Code of the State of California. We believe that this limitation of liability and these indemnification provisions are useful to attract and retain qualified directors and officers.

Listing of our Common Stock

Our common stock is listed on the New York Stock Exchange under the trading symbol “SRE” and the Mexican Stock Exchange (Bolsa Mexicana de Valores, S.A.B. de C.V.) under the trading symbol “SRE.MX.”

Listing of our Preferred Stock

Our series C preferred stock is not listed on any securities exchange or trading facility or included in any automated dealer quotation system.

Registrar and Transfer Agent

The registrar and transfer agent for our common stock and series C preferred stock is American Stock Transfer & Trust Company LLC.

DESCRIPTION OF DEBT SECURITIES

Unless indicated differently in a prospectus supplement or a free writing prospectus, the following is a general description of some of the terms and provisions of the debt securities Sempra may offer and sell by this prospectus. To the extent the terms and provisions of any series of debt securities modify the general terms and provisions described below, such modifications will be described in a prospectus supplement or free writing prospectus relating to such series. The debt securities may be issued as senior debt securities or subordinated debt securities (which may include junior subordinated debt securities, senior subordinated debt securities and subordinated debt securities of any other relative ranking). Unless otherwise expressly stated or the context otherwise requires, references to “we,” “us,” “our,” “Sempra” and similar references under this caption “Description of Debt Securities” mean Sempra excluding its consolidated entities.

The senior debt securities will be governed by an indenture (the “senior indenture”) between us and the trustee named therein and the subordinated debt securities will be governed by an indenture (the “subordinated indenture”) between us and the trustee named therein. The senior indenture and the subordinated indenture are hereinafter sometimes referred to as, collectively, the “indentures” and individually, an “indenture.” Each indenture gives us broad authority to set the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the indenture. The particular terms of a series of debt securities and the extent, if any, to which the particular terms of the series modify the terms of the applicable indenture will be described in the applicable prospectus supplement, or a free writing prospectus, relating to such series of debt securities.

Each indenture contains the full legal text of the matters described in this section. The following description of certain provisions of the indentures and our debt securities is not complete and is subject to and qualified in its entirety by reference to all the provisions of the applicable indenture, including definitions of terms used in such indenture, and the certificates evidencing the debt securities of each series, copies of which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or to a document incorporated by reference in this prospectus and which may be obtained as described under “Where You Can Find More Information.” We also include references in parentheses to particular sections of the applicable indenture. Whenever we refer to particular sections or defined terms of the indentures in this prospectus or a prospectus supplement or free writing prospectus, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement or free writing prospectus. This description also is subject to and qualified by reference to the description of the particular terms of a particular series of debt securities described in the applicable prospectus supplement or free writing prospectus.

General

Sempra may issue an unlimited amount of debt securities under the indentures in one or more series. Sempra is not required to issue all debt securities of one series at the same time and, unless otherwise provided for a particular series of debt securities in the applicable prospectus supplement or a free writing prospectus, Sempra may, without notice to or consent of the holders of the debt securities of any series, increase the aggregate principal amount of the debt securities of any series and issue additional debt securities of such series up to the maximum aggregate principal amount authorized with respect to such series as increased from time to time. Any additional debt securities so issued shall have the same form and terms (other than offering price, the date of issuance and, under certain circumstances, the date from which interest thereon shall begin to accrue and the first interest payment date) and shall carry the same right to receive accrued and unpaid interest as the debt securities previously issued, and such additional debt securities shall form a single series with the debt securities previously issued under the applicable indenture, provided that such additional debt securities of such series shall be fungible with the debt securities of such series previously issued for United States federal income tax purposes.

Unless otherwise provided in a prospectus supplement or free writing prospectus, the debt securities of Sempra will not be subject to a sinking fund or entitled to any guarantees and you will not be permitted to require Sempra to redeem or repurchase the debt securities at your option.

Unless otherwise provided in a prospectus supplement or free writing prospectus, the relevant trustee shall serve as the initial paying agent and security registrar for the debt securities of Sempra.

The debt securities of Sempra will be its unsecured obligations.

Prior to the issuance of each series of debt securities, the terms of the particular series of debt securities will be specified in either (i) a supplemental indenture, (ii) a board resolution or (iii) in one or more officers’ certificates of Sempra. We refer you to the applicable prospectus supplement or free writing prospectus for a description of the following terms of each series of debt securities:

(a)	the title of the debt securities;

(b)	any limit upon the aggregate principal amount of the debt securities;

(c)	the person to whom any interest shall be payable, if other than the person in whose name that security is registered;

(d)

the date or dates on which the principal is payable or the method of determination of such dates and any right to shorten or extend the date on which the principal is payable and the conditions to any such change;

(e)

the rate or rates or method of determination of interest; the date or dates from which interest will accrue; the dates on which interest will be payable, which we refer to as the “interest payment dates”; the manner (if any) of determination of such interest payment dates; and any record dates for the interest payable on the interest payment dates;

(f)	any right to extend the interest payment periods or to defer the payment of interest and the terms of such extension or deferral;

(g)

the place or places where principal of and any premium and interest on the debt securities will be payable and whether, if acceptable to the trustee, any principal of such debt securities will be payable without presentation or surrender thereof;

(h)

the period or periods within which, or the date or dates on which, the price or prices at which and the terms and conditions upon which Sempra may redeem the debt securities, in whole or in part, and the manner in which any election by Sempra to redeem the debt securities shall be evidenced;

(i)

any obligation of Sempra to redeem or purchase debt securities pursuant to any sinking fund, purchase fund or analogous provision, or any option of the registered holder to require Sempra to redeem or purchase debt securities, and the terms and conditions upon which the debt securities will be redeemed or purchased, in whole or in part;

(j)

the denominations in which the debt securities will be issuable (if, for senior debt securities, other than denominations of $1,000 and any integral multiple thereof, or for subordinated debt securities, other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof);

(k)

if the amount of principal of or any premium or interest on any debt securities may be determined with reference to an index or pursuant to a formula and the manner in which such amounts will be determined;

(l)

the currency, currencies or currency units in which the principal of and any premium or interest on the debt securities will be payable, if other than United States dollars, and the manner of determining the equivalent thereof in United States dollars;

(m)

if at the election of Sempra or the registered holder, the payments of principal of or any premium or interest on the debt securities will be payable in one or more currencies or currency units other than those in which the debt securities are stated to be payable, the terms and conditions upon which such election is to be made and the manner in which such amounts shall be determined;

(n)	the portion of the principal amount of the debt securities that will be payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

(o)

the amount which will be deemed to be the principal amount of the debt securities as of any date or dates before the stated maturity date, if the principal amount will not be determinable as of any such date or dates prior to the stated maturity date, including the principal amount which will be due and payable or outstanding as of any such date;

(p)	if the sections of the indenture providing for defeasance do not apply to the debt securities;

(q)	if applicable, that the debt securities are to be issued in whole or in part in the form of one or more global securities and, in such case, the identity of the depositary for the global securities;

(r)	any addition, modification or deletion of any events of default or covenants provided in the applicable indenture and any change in the acceleration provisions;

(s)	any addition to or change in the covenants set forth in the indenture;

(t)

in the case of subordinated debt securities, the definition of “Senior Indebtedness” and the subordination provisions applicable thereto (if other than those described below under “—Subordination”) or, if the definition of “Senior Indebtedness” or the subordination provisions described below under “—Subordination” shall be applicable to the subordinated debt securities of such series, any additions to, modifications of or deletions from the definition of “Senior Indebtedness” and the subordination provisions described below under “—Subordination” with respect to the subordinated debt securities of such series; and

(u)

any other terms of the debt securities, including, if the debt securities are subordinated debt securities, any other additions to, modifications of or deletions from the subordinated indenture with respect to the subordinated debt securities.

(See Section 301.)

Ranking

The senior debt securities will be the unsecured and unsubordinated obligations of Sempra. The indebtedness represented by the senior debt securities will rank equally in right of payment with all of the other unsecured and unsubordinated indebtedness of Sempra. The indebtedness represented by the subordinated debt securities will rank junior and subordinate in right of payment to the prior payment in full of the existing and future Senior Indebtedness (as defined with respect to each series of subordinated debt securities) of Sempra, to the extent and in the manner set forth below under “—Subordination” or as may be set forth in the applicable prospectus supplement or free writing prospectus. In addition, the subordinated debt securities will be effectively subordinated in right of payment to any secured indebtedness Sempra may have or may incur (to the extent of the value of the collateral securing such secured indebtedness). The term “Senior Indebtedness,” when used with respect to the subordinated debt securities of any series, has the meaning set forth below under “—Subordination” unless a different definition shall be set forth in the applicable prospectus supplement or a free writing prospectus relating to the subordinated debt securities of such series. The debt securities are obligations of Sempra exclusively, and are not the obligations of any of its subsidiaries, other consolidated entities, equity method investments or other affiliates. Sempra conducts its operations primarily through its subsidiaries or entities it does not control, including equity method investments, and substantially all of its consolidated assets are held by its subsidiaries. The debt securities will be effectively subordinated to all existing and future indebtedness and other liabilities of Sempra’s subsidiaries.

Holding Company Structure

Sempra conducts its operations primarily through its subsidiaries or entities it does not control, including equity method investments, and substantially all of its consolidated assets are held by its subsidiaries.

Accordingly, Sempra’s ability to meet its obligations under its debt securities largely depends on cash flows from its subsidiaries and equity method investments, which in turn depend on their ability to execute their business strategies and generate cash flows in excess of their own expenditures, dividend payments to third-party owners (if any) and debt and other obligations. These subsidiaries and equity method investments are separate and distinct legal entities that are not obligated to pay dividends or make loans or distributions to us and could be precluded from doing so by legislation, regulation, court order or contractual restrictions, in times of financial distress or in other circumstances, and they have no obligation to pay any amounts due on the Sempra debt securities or to make any funds available for payment of amounts due on these debt securities.

Because Sempra is a holding company, its obligations under the debt securities will be structurally subordinated to all existing and future indebtedness and other liabilities of its subsidiaries. Therefore, Sempra’s rights and the rights of its creditors, including the rights of the holders of the debt securities issued by Sempra, to participate in the assets of any subsidiary upon the liquidation or reorganization of the subsidiary will be subject to the prior claims of the subsidiary’s creditors. To the extent that Sempra may itself be a creditor with recognized claims against any of its subsidiaries, Sempra’s claims would still be effectively subordinated to any security interest in, or mortgages or other liens on, the assets of the subsidiary and would be subordinated to any indebtedness or other liabilities of the subsidiary that are senior to the claims held by Sempra. Sempra expects to incur, and expects that its subsidiaries will incur, substantial additional amounts of indebtedness.

Payment of Debt Securities—Interest

Sempra will pay interest on the debt securities on each interest payment date to the person in whose name the debt securities are registered as of the close of business on the regular record date relating to the interest payment date.

However, if we default in paying interest on a debt security, we will pay defaulted interest, at our election, in either of the two following ways:

(a)

We will first propose to the trustee a payment date for the defaulted interest, and at the same time we will deposit with the trustee an amount to be paid in respect of the defaulted interest or make arrangements satisfactory to the trustee for such deposit before the date of the proposed payment. Next, the trustee will choose a special record date for determining which registered holders are entitled to the payment and cause notice to be given to each registered holder of the debt securities at least 10 days before the special record date. The special record date will be between 10 and 15 days before the proposed payment date. Finally, the defaulted interest will be paid on the payment date to the registered holder of the debt security as of the close of business on the special record date.

(b)

Alternatively, we can propose to the trustee any other lawful manner of payment that is not inconsistent with the requirements of any securities exchange on which the debt securities are listed for trading. If the trustee thinks the proposal is practicable, payment will be made as proposed.

(See Section 307.)

Payment of Debt Securities—Principal

Sempra will pay principal of and any premium on the debt securities at stated maturity, upon redemption or as otherwise required, upon presentation of the debt securities at the office of the paying agent, which initially will be the trustee or such other paying agent designated in accordance with the applicable indenture. Any other paying agent initially designated for the debt securities of a particular series will be named in the applicable prospectus supplement or free writing prospectus.

If any interest payment date, redemption date or the maturity date of the debt securities is not a business day at any place of payment, then payment of the principal, premium, if any, and interest may be made on the next business day at that place of payment. In that case, no interest will accrue on the amount payable for the period from and after the applicable interest payment date, redemption date or maturity date, as the case may be (See Section 113.)

In its discretion, Sempra may appoint one or more additional paying agents and security registrars and change or designate one or more additional places for payment. Unless otherwise specified in the applicable prospectus supplement or free writing prospectus, a place for payment of the debt securities will be maintained in the Borough of Manhattan, The City of New York, New York. (See Section 1002.)

Form; Transfers; Exchanges

Unless we indicate differently in the applicable prospectus supplement or free writing prospectus, the debt securities initially will be issued in book-entry form and represented by one or more global securities deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, which we refer to as “DTC” or the “depositary” in this prospectus, and registered in the name of Cede & Co., its nominee. This means that you will not be entitled to receive a certificate for the debt securities that you purchase except under the limited circumstances described below under the caption “Global Securities.” If any of the debt securities are issued in certificated form, they will be issued only in fully registered form without coupons, in denominations of, with respect to senior debt securities, $1,000 or integral multiples thereof or, in the case of subordinated debt securities, $2,000 or integral multiples of $1,000 in excess thereof.

So long as the debt securities are in book-entry form, you will receive payments and may transfer debt securities only through the facilities of DTC and its direct and indirect participants as described below under the caption “Global Securities.” We will maintain an office or agency in the Borough of Manhattan, The City of New York where notices and demands in respect of the debt securities and the indentures may be delivered to us and where certificated debt securities may be surrendered for payment, registration of transfer or exchange. That office will initially be an office of the trustee, which is currently located at 100 Wall Street, Suite 1600, New York, New York 10005. (See Section 1002). You may have your debt securities divided into debt securities of smaller authorized denominations or combined into debt securities of larger authorized denominations, as long as the total principal amount is not changed. This is called an “exchange.” (See Section 305.)

You may exchange or transfer debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. Sempra may appoint another agent or act as its own agent for this purpose. The entity performing the role of maintaining the list of registered holders is called the “security registrar.” It will also perform transfers. (See Section 305.)

In our discretion, we may change the place for registration of transfer of the debt securities and for delivery of notices and demands in respect of the debt securities and the applicable indenture and we may remove and/or appoint one or more additional security registrars. (See Sections 305 and 1002.)

Except as otherwise provided in the applicable prospectus supplement or free writing prospectus, there will be no service charge for any transfer or exchange of the debt securities, but you may be required to pay a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange.

We may block the transfer or exchange of (a) debt securities during a period of 15 days before giving any notice of redemption or (b) any debt security selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part. (See Section 305.)

Optional Redemption

The redemption provisions, if any, applicable to the debt securities of any series will be set forth in the applicable prospectus supplement or free writing prospectus.

We will mail notice of any redemption at least 30 days, but not more than 60 days, before the redemption date to each registered holder of the debt securities to be redeemed. Once notice of redemption is mailed, the debt securities called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to the redemption date. If we elect to redeem all or a portion of the debt securities, that redemption will not be conditional upon receipt by the trustee or other paying agent of monies sufficient to pay the redemption price. (See Section 1104.)

Unless we default in payment of the redemption price and accrued interest, if any, from and after the redemption date the debt securities or portions thereof called for redemption will cease to bear interest. We will pay the redemption price and any accrued interest once the debt securities are surrendered for redemption. (See Section 1105.) If only part of a debt security is redeemed, the trustee will deliver new debt securities of the same series for the remaining portion without charge. (See Section 1106.)

In the event that we elect to redeem only a portion of the debt securities, the debt securities to be redeemed will be selected in accordance with the procedures of DTC, in the case of debt securities represented by a global security, or by the trustee as set forth in the applicable indenture, in the case of debt securities that are not represented by a global security. (See Section 1103.)

Events of Default

Unless indicated differently in a prospectus supplement, an “event of default” occurs with respect to the debt securities of any series if:

(a)

Sempra does not pay any interest on any debt securities of such series when it becomes due and payable and such default continues for 30 days (whether or not, if such debt securities are subordinated debt securities, such payment is prohibited by the subordination provisions applicable to such subordinated debt securities) provided, however, that, if Sempra is permitted by the terms of the debt securities of such series to extend or defer the payment of interest on such debt securities and if it has elected such an extension or deferral in accordance with the terms of such debt securities, then a failure to pay interest prior to the end of such extension period or deferral period, as the case may be, shall not constitute an event of default with respect to the debt securities of such series unless Sempra is required, by the terms of the debt securities of such series, to make a payment of interest on a redemption date or other date during such extension or deferral period and fails to make such payment within 30 days of the due date, in which case such failure shall be an event of default with respect to the debt securities of such series;

(b)

Sempra does not pay any principal of or premium on any debt securities of such series at maturity with respect to senior debt securities or when it becomes due and payable in the case of subordinated debt securities (whether or not, if such debt securities are subordinated debt securities, such payment is prohibited by the subordination provisions applicable to such subordinated debt securities);

(c)

Sempra does not make a sinking fund payment with respect to any debt securities of such series when and as due and, in the case of subordinated debt securities, such default continues for 60 days (whether or not, if such debt securities are subordinated debt securities, such payment is prohibited by the subordination provisions applicable to such subordinated debt securities);

(d)

Sempra remains in default in the performance or breach of any other covenant or warranty in the applicable indenture (excluding covenants and warranties solely applicable to one or more other series of debt securities issued under the applicable indenture) or the debt securities of such series for 60 days after there has been given to Sempra, by registered or certified mail, a written notice of default specifying such default or breach and requiring its remedy; the notice must be sent by either the trustee or registered holders of at least 25% in principal amount of the outstanding debt securities of such series;

(e)

if the debt securities of such series are senior debt securities, a default occurs under any bond, note, debenture or other instrument evidencing any indebtedness for money borrowed by Sempra (including a default with respect to any other series of debt securities issued under the applicable indenture), or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by Sempra (or the payment of which is guaranteed by Sempra), whether such indebtedness or guarantee exists on the date of the applicable indenture or is issued or entered into following the date of the applicable indenture, if:

(1)	either:

•	such default results from the failure to pay any such indebtedness when due; or

•	as a result of such default the maturity of such indebtedness has been accelerated prior to its expressed maturity; and

(2)

the principal amount of such indebtedness, together with the principal amount of any other such indebtedness in default for failure to pay any such indebtedness when due or the maturity of which has been so accelerated, aggregates at least $25 million;

(f)	Sempra files for bankruptcy, or other specified events of bankruptcy, insolvency, receivership or reorganization occur with respect to Sempra; or

(g)	any other event of default specified in the applicable prospectus supplement or free writing prospectus with respect to a particular series of debt securities occurs.

(See Section 501.)

No event of default with respect to a series of debt securities necessarily constitutes an event of default with respect to the debt securities of any other series issued under the applicable indenture.

As of May 19, 2023, the terms of approximately $750 million aggregate principal amount of outstanding senior debt securities that we previously issued under the senior indenture (the “prior senior debt securities”) included the event of default described in clause (e) of the first paragraph under the above heading “Events of Default” (a so-called “cross-default” event of default), with a threshold amount of at least $25 million. However, Sempra anticipates that future senior debt securities offered by Sempra will not include the event of default described in clause (e) of the first paragraph under the above heading “Events of Default” or any other “cross-default” event of default. Accordingly, if a series of debt securities offered hereby does not include a “cross-default” event of default, then the principal of and interest on the prior senior debt securities may be declared due and payable immediately upon the occurrence of a “cross-default” event of default, while the holders of the senior debt securities of such series offered hereby will not be entitled to accelerate such debt securities as a result of such event.

Remedies

Acceleration

If an event of default occurs and is continuing with respect to any series of debt securities, then either the trustee or the registered holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all of the debt securities of that series, together with accrued and unpaid interest thereon, to be due and payable immediately, and upon any such declaration the principal of and accrued and unpaid interest on the debt securities of that series shall become immediately due and payable (notwithstanding, in the case of subordinated debt securities, if the terms of the subordinated debt securities of such series permit Sempra to defer or extend the payment of interest thereon, any such extension or deferral). (See Section 502.)

Rescission of Acceleration

After the declaration of acceleration has been made with respect to any series of debt securities and before the trustee has obtained a judgment or decree for payment of the money due, the event of default giving rise to the declaration will be deemed to have been waived and the declaration and its consequences will be rescinded and annulled, if:

(a)	Sempra pays or deposits with the trustee a sum sufficient to pay:

(1)	all overdue interest on the debt securities of that series, other than interest which has become due by declaration of acceleration;

(2)

the principal of and any premium on the debt securities of that series which have become due, otherwise than by the declaration of acceleration, and overdue interest on these amounts to the extent lawful;

(3)	interest on overdue interest, other than interest which has become due by declaration of acceleration, on the debt securities of that series to the extent lawful; and

(4)	all amounts due to the trustee under the applicable indenture; and

(b)

all events of default with respect to the debt securities of that series, other than the nonpayment of the principal and interest which has become due solely by the declaration of acceleration, have been cured or waived as provided in the applicable indenture.

(See Section 502.)

For more information as to waiver of defaults, see “—Waiver of Default and of Compliance” below.

Control by Registered Holders; Limitations

If an event of default with respect to the debt securities of any series occurs and is continuing, the registered holders of a majority in principal amount of the outstanding debt securities of that series (voting as a single class without regard to the holders of outstanding debt securities of any other series that may also be in default) will have the right to direct the time, method and place of:

(a)	conducting any proceeding for any remedy available to the trustee with respect to the debt securities of that series; and

(b)	exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

These rights of registered holders to give directions are subject to the following limitations:

(a)	the registered holders’ directions do not conflict with any law or the applicable indenture; and

(b)	the direction is not unduly prejudicial to the rights of holders of the debt securities of that series who do not join in that action.

The trustee may also take any other action it deems proper which is not inconsistent with the registered holders’ direction. (See Sections 512 and 603.)

In addition, each indenture provides that no registered holder of debt securities of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the applicable indenture or for the appointment of a receiver or for any other remedy thereunder unless:

(a)	that registered holder has previously given the trustee written notice of a continuing event of default with respect to the debt securities of that series;

(b)

the registered holders of at least 25% in principal amount of the outstanding debt securities of that series have made written request to the trustee to institute proceedings in respect of that event of default and have offered the trustee reasonable indemnity against costs, expenses and liabilities incurred in complying with the request; and

(c)

for 60 days after receipt of the notice, the trustee has failed to institute a proceeding and no direction inconsistent with the request has been given to the trustee during the 60-day period by the registered holders of a majority in principal amount of outstanding debt securities of that series.

Furthermore, no registered holder will be entitled to institute any action if and to the extent that the action would affect, disturb or prejudice the rights of other registered holders of debt securities under the applicable indenture. (See Section 507.)

However, each registered holder has an absolute and unconditional right to receive payment when due and to bring a suit to enforce that right. (See Section 508.)

Notice of Default

The trustee is required to give the registered holders of debt securities of the affected series notice of any default with respect to the debt securities of that series under the applicable indenture to the extent required by the Trust Indenture Act; except that, in the case of an event of default of the character specified above in clause (d) under “—Events of Default,” no notice will be given to such registered holders until at least 30 days after the occurrence of the default. (See Section 602.) The Trust Indenture Act currently permits the trustee to withhold notices of default (except for certain payment defaults) if the trustee in good faith determines the withholding of the notice to be in the interests of the registered holders.

We will furnish the trustee with an annual statement of whether or not we are in default in the performance or observance of any of the terms, provisions and conditions in the applicable indenture. (See Section 1005.)

Waiver of Default and of Compliance

The registered holders of a majority in principal amount of the outstanding debt securities of any series, voting as a single class without regard to the holders of outstanding debt securities of any other series that may also be in default, may waive, on behalf of all registered holders of the debt securities of that series, any past default under the applicable indenture, except a default in the payment of principal, premium (if any) or interest, or with respect to compliance with certain covenants or provisions of the applicable indenture that cannot be modified or amended without the consent of the registered holder of each outstanding debt security of that series. (See Section 513.)

Unless indicated differently in a prospectus supplement, compliance with certain covenants in the applicable indenture or otherwise provided with respect to debt securities of any series may be waived before the time specified for compliance by the registered holders of a majority in principal amount of the outstanding debt securities of such series. (See Section 1006.)

Consolidation, Merger and Conveyance of Assets as an Entirety; No Financial Covenants

Sempra has agreed not to consolidate or merge with or into any other entity, or to sell, transfer, lease or otherwise convey its properties and assets as an entirety or substantially as an entirety to any other entity, unless:

(a)

(i) it is the continuing entity (in the case of a merger), or (ii) the successor entity formed by such consolidation or into which it is merged or which acquires by sale, transfer, lease or other conveyance its properties and assets, as an entirety or substantially as an entirety, is a corporation organized and existing under the laws of the United States of America or any State thereof or the District of Columbia and expressly assumes, by supplemental indenture, the due and punctual payment of the principal, premium (if any) and interest on all the debt securities outstanding under the applicable indenture and the performance of every obligation in that indenture and such outstanding debt securities to be performed by us; and

(b)

immediately after giving effect to the transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default under the applicable indenture, has or will have occurred and be continuing.

Neither of the indentures nor the debt securities contain any financial or other similar restrictive covenants.

(See Section 801.)

Modification of Indenture

Without Registered Holder Consent. Without the consent of any registered holders of debt securities outstanding under an indenture, Sempra and the trustee may enter into one or more supplemental indentures to such indenture for any of the following purposes:

(a)	to evidence the succession of another entity to Sempra; or

(b)	to add one or more covenants of ours for the benefit of the holders of all or any series of debt securities issued under such indenture or to surrender any right or power conferred upon Sempra; or

(c)	to add any additional events of default for all or any series of debt securities issued under such indenture; or

(d)

to add or change any of the provisions of such indenture to the extent necessary to permit or facilitate the issuance of debt securities in bearer form or to facilitate the issuance of debt securities in uncertificated form; or

(e)

to change or eliminate any provision of such indenture so long as the change or elimination does not apply to any debt securities entitled to the benefit of such provision or to add any new provision to such indenture provided that any such addition does not apply to any outstanding debt securities issued under such indenture; or

(f)	to provide security for the debt securities of any series issued under such indenture; or

(g)	to establish the form or terms of debt securities of any series issued under such indenture, as permitted by such indenture; or

(h)	to evidence and provide for the acceptance of appointment of a separate or successor trustee;

(i)

to cure any ambiguity, defect or inconsistency, or to make any other changes that do not adversely affect the interests of the holders of debt securities of any series under such indenture in any material respect; or

(j)

in the case of subordinated debt of any series, to conform the terms of such debt securities, any officers’ certificate or supplemental indenture establishing the form or terms of such debt securities or, insofar as relates to such debt securities, the subordinated indenture to any terms set forth in the description of such debt securities appearing under the caption “Description of Debt Securities,” “Description of Notes” or other similar captions in the offering memorandum, prospectus supplement, free writing prospectus or other like offering document relating to the initial offering of such debt securities.

(See Section 901.)

With Registered Holder Consent. Subject to the following sentence, Sempra and the trustee may, with some exceptions, amend or modify the applicable indenture with the consent of the registered holders of a majority in principal amount of the debt securities of each series affected by the amendment or modification. However, no amendment or modification may, without the consent of the registered holder of each outstanding debt security affected thereby:

(a)

change the stated maturity of the principal, premium (if any) or interest on any debt security or reduce the principal amount, interest or premium payable or change any place of payment where or the currency in which any debt security is payable, or impair the right to bring suit to enforce any payment, or, in the case of any subordinated debt security, if Sempra has the right to extend or defer the payment of interest on such debt security, to increase the maximum time period of any such extension or deferral or increase the maximum number of times Sempra may extend or defer any such interest payment; or

(b)	reduce the percentages of registered holders whose consent is required for any supplemental indenture or waiver; or

(c)	make certain modifications to certain provisions in the applicable indenture relating to supplemental indentures and waivers of certain covenants and past defaults; or

(d)

in the case of the subordinated indenture, modify, delete or supplement any of the subordination provisions or the definition of Senior Indebtedness applicable to the subordinated debt securities of any series then outstanding in a manner adverse to the holders of such subordinated debt securities.

A supplemental indenture which changes or eliminates any covenant or other provision of the applicable indenture expressly included solely for the benefit of holders of debt securities of one or more particular series will be deemed not to affect the rights under the applicable indenture of the holders of debt securities of any other series.

(See Section 902.)

Defeasance

Each indenture provides, unless the terms of the particular series of debt securities provide otherwise, that Sempra may, upon satisfying several conditions, cause itself to be discharged from its obligations, with some exceptions, with respect to any series of debt securities outstanding under such indenture, which we refer to as “defeasance.”

One condition Sempra must satisfy is the irrevocable deposit with the trustee, in trust, of money and/or government obligations which, through the scheduled payment of principal and interest on those obligations, would provide sufficient moneys to pay the principal of and any premium and interest on the debt securities of the applicable series on the maturity dates of the payments or upon redemption.

In addition, Sempra will be required to deliver an opinion of counsel to the effect that a holder of debt securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amounts, at the same times and in the same manner as if that defeasance had not occurred. The opinion of counsel must be based upon a ruling of the Internal Revenue Service or a change in law after the date of the applicable indenture.

(See Article XIII.)

Satisfaction and Discharge

The applicable indenture will cease to be of further effect with respect to any series of debt securities, and we will be deemed to have satisfied and discharged all of our obligations under the applicable indenture with respect to the debt securities of such series, except as noted below, when:

(a)	Either:

(1)	all outstanding debt securities of such series have been delivered to the trustee for cancellation; or

(2)

all outstanding debt securities of such series not delivered to the trustee for cancellation have become due and payable or will become due and payable within one year at their stated maturity or on a redemption date and Sempra has deposited with the trustee, in trust, funds that are sufficient to pay and discharge the entire indebtedness on such debt securities, for principal and any premium and interest to the date of such deposit (in the case such outstanding debt securities have become due and payable) or to the stated maturity or redemption date, as the case may be;

(b)	Sempra has paid or caused to be paid all other sums payable by Sempra under the indenture; and

(c)

Sempra has delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent in the indenture relating to the satisfaction and discharge of the indenture as to such series have been complied with.

Notwithstanding the satisfaction and discharge of the applicable indenture with respect to any series of debt securities, Sempra will remain obligated to pay amounts due under certain provisions of the applicable indenture and to perform certain ministerial tasks as described in the applicable indenture.

(See Section 401.)

Resignation and Removal of the Trustee; Deemed Resignation

The trustee with respect to any series of debt securities may resign at any time by giving written notice to us. The trustee may also be removed with respect to the debt securities of any series by the registered holders of a majority in principal amount of the outstanding debt securities of such series. No resignation or removal of the trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the applicable indenture. (See Section 610.)

Subordination

Unless indicated differently in the applicable prospectus supplement or free writing prospectus, Sempra’s subordinated debt securities of each series will be subordinated in right of payment to the prior payment in full of all its Senior Indebtedness (as defined with respect to such series). This means that, with respect to the subordinated debt securities of any series, upon:

(a)

any payment by, or distribution of the assets of, Sempra upon its dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings; or

(b)

a failure to pay any principal, interest or other monetary amounts due on any Senior Indebtedness (as defined with respect to the subordinated debt securities of such series) of Sempra when due and continuance of that default beyond any applicable grace period; or

(c)	acceleration of the maturity of any such Senior Indebtedness as a result of a default;

the holders of all of Sempra’s Senior Indebtedness (as defined with respect to the subordinated debt securities of such series) will be entitled to receive:

•	in the case of clause (a) above, payment of all amounts due or to become due on all such Senior Indebtedness; or

•	in the case of clauses (b) and (c) above, payment of all amounts due on all such Senior Indebtedness,

before the holders of any of the subordinated debt securities of such series are entitled to receive any payment. So long as any of the events in clauses (a), (b), or (c) above has occurred and is continuing, any amounts payable or assets distributable on the subordinated debt securities of such series will instead be paid or distributed, as the case may be, directly to the holders of such Senior Indebtedness (as defined with respect to the subordinated debt securities of such series) to the extent necessary to pay, in the case of clause (a) above, all amounts due or to become due upon all such Senior Indebtedness, or, in the case of clauses (b) and (c) above, all amounts due on all such Senior Indebtedness, and, if any such payment or distribution is received by the trustee under the subordinated indenture in respect of the subordinated debt securities of such series or by the holders of any of the subordinated debt securities of such series before all such Senior Indebtedness due and to become due or due, as applicable, is paid, the payment or distribution must be paid over to the holders of such unpaid Senior Indebtedness. Subject to paying the applicable Senior Indebtedness due and to become due in the case of clause (a) or the Senior Indebtedness due in the case of clauses (b) and (c), the holders of the subordinated debt securities of such series will be subrogated to the rights of the holders of such Senior Indebtedness to receive payments applicable to such Senior Indebtedness until the subordinated debt securities of such series are paid in full. (See Sections 1401 and 1403.)

Unless otherwise provided in an applicable prospectus supplement or free writing prospectus, “Senior Indebtedness” means, with respect to the subordinated debt securities of any series, (i) indebtedness of Sempra, whether outstanding at the date of the subordinated debt indenture or incurred, created or assumed after such date, (a) in respect of money borrowed by Sempra (including any financial derivative, hedging or futures contract or similar instrument, to the extent any such item is primarily a financing transaction) and (b) evidenced by debentures, bonds, notes, credit or loan agreements or other similar instruments or agreements issued or entered into by Sempra; (ii) all finance lease obligations of Sempra; (iii) all obligations of Sempra issued or assumed as the deferred purchase price of property, all conditional sale obligations of Sempra and all obligations of Sempra under any title retention agreement (but excluding, for the avoidance of doubt, trade accounts payable arising in the ordinary course of business and long-term purchase obligations); (iv) all obligations of Sempra for the reimbursement of any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction; and (v) all obligations of the type referred to in clauses (i) through (iv) above of other persons for the payment of which Sempra is responsible or liable as obligor, guarantor or otherwise, except for any obligations, instruments or agreements of the type referred to in any of clauses (i) through (v) above that, by the terms of the instruments or agreements creating or evidencing the same or pursuant to which the same is outstanding, are subordinated or equal in right of payment to the subordinated debt securities of such series. (See Section 101.)

Due to the subordination, if assets of Sempra are distributed upon its dissolution, winding-up, liquidation or reorganization, holders of its Senior Indebtedness and other indebtedness and obligations that are not equal or junior to subordinated debt securities in right of payment will likely recover more, ratably, than holders of subordinated debt securities and it is possible that no payments will be made to the holders of subordinated debt securities.

The subordination provisions applicable to the subordinated debt securities of any series will cease to apply in the event of defeasance or satisfaction and discharge with respect to the subordinated debt securities of such series. (See Section 1307.)

The subordinated debt securities and the subordinated indenture do not limit Sempra or any of its subsidiaries’ ability to incur additional indebtedness, including, in the case of Sempra, Senior Indebtedness.

Sempra expects that it will incur, and that its subsidiaries will incur, substantial additional amounts of indebtedness, including, in the case of Sempra, Senior Indebtedness, in the future. The subordinated debt securities will be structurally subordinated to all indebtedness and other liabilities of Sempra’s subsidiaries. (See Section 301.)

Conversion Rights

The terms and conditions of any series of debt securities being offered that are convertible into common stock or other equity securities of Sempra will be set forth in the applicable prospectus supplement or free writing prospectus. These terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holder or Sempra, the events requiring an adjustment of the conversion price and provisions affecting conversion if such series of debt securities are redeemed.

Miscellaneous Provisions

Each indenture provides that certain debt securities, including those for which payment or redemption money has been deposited or set aside in trust as described under “—Satisfaction and Discharge” above, will not be deemed to be “outstanding” in determining whether the registered holders of the requisite principal amount of the outstanding debt securities have given or taken any demand, direction, consent or other action under the indenture as of any date. (See Section 101.)

Sempra will be entitled to set any day as a record date for the purpose of determining the registered holders of outstanding debt securities of any series entitled to give or take any demand, direction, consent or other action under the applicable indenture, in the manner and subject to the limitations provided in the applicable indenture. In certain circumstances, the trustee also will be entitled to set a record date for action by registered holders of any series of outstanding debt securities. If a record date is set for any action to be taken by registered holders of particular debt securities, the action may be taken only by persons who are registered holders of the respective debt securities on the record date. (See Section 104.)

Governing Law

Each indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof. (See Section 112.)

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any purchase contracts, units, depositary shares or warrants issued by us that may be offered and sold pursuant to this prospectus.

GLOBAL SECURITIES

Unless otherwise expressly stated or the context otherwise requires, under this caption “Global Securities,” references to “we,” “us,” “our,” “Sempra” and similar references mean Sempra excluding its consolidated entities and references to the “securities” mean the debt securities offered by this prospectus and the applicable prospectus supplement or free writing prospectus.

Book-Entry, Delivery and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the debt securities of each series initially will be issued in book-entry form and represented by one or more global debt securities, which we refer to as “global securities.” The global securities will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for definitive debt securities in certificated form registered in the names of persons other than the depositary or its nominee, which we refer to as “certificated securities,” under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. Indirect access to the DTC system is also available to others, which we sometimes refer to as “indirect participants,” that clear transactions through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a “beneficial owner,” is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants (collectively, “participants”) through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency for the applicable series of securities, where notices and demands in respect of the securities and the applicable indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the global securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the global securities of such series to be redeemed.

In any case where a consent or vote may be required with respect to any securities, neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the applicable global securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. (or such other DTC nominee) to those direct participants to whose accounts beneficial interests in such global securities are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If certificated securities are issued under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment as such addresses shall appear in the security register or by wire transfer at such places and to such accounts at such banking institutions in the United States as may be designated in writing to the applicable trustee at least 15 days before the applicable payment date by the persons entitled to payment.

DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of the principal of, premium, if any, and interest on the global securities to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the applicable indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed by us within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have the securities of such series represented by one or more global securities; or

•	an event of default (as defined) under the applicable indenture has occurred and is continuing with respect to the securities of such series,

we will prepare and deliver certificated securities of such series in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for certificated securities of such series in definitive form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee, nor any broker, dealer, underwriter or agent of ours involved in the offer or sale of any securities, has any control over those entities and none of us or them takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor the trustee nor any agent of ours or of the trustee, nor any broker, dealer, underwriter or agent of ours involved in the offer or sale of any securities, will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION

We may sell the offered securities from time to time:

•	through agents;

•	through underwriters or dealers;

•	directly to one or more purchasers; or

•	through a combination of any of the foregoing methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their respective compensation, in the applicable prospectus supplement.

LEGAL MATTERS

Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Sempra. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated by reference in this prospectus and the effectiveness of Sempra’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

The financial statements of Oncor Electric Delivery Holdings Company LLC, incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

$800,000,000 6.375% Fixed-to-Fixed Reset Rate

Junior Subordinated Notes due 2056

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Barclays

Citigroup

Credit Agricole CIB

MUFG

Santander

BBVA

BMO Capital Markets

August 26, 2025